UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §.240.14a-12
AZZ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

May 23, 2016

Dear Shareholders:

The Board of Directors and Management of AZZ Inc. cordially invite you to attend our fiscal year 2016 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, July 12, 2016, at One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107. Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying materials. The formal Notice of the fiscal year 2016 Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

All shareholders are invited to attend the meeting. Your vote is very important to us and to our business. Whether or not you attend the meeting, it is important that your shares be represented and voted at the meeting. If you receive a paper copy of the proxy materials, you may complete and mail the enclosed proxy card or you may use the telephone or Internet voting procedures described on the proxy card. If you decide to attend the fiscal year 2016 Annual Meeting of Shareholders, you will be able to vote (i) in person if you are a shareholder of record, or (ii) if you are a beneficial holder and have obtained a legal proxy, you may revoke your proxy and vote in person at the meeting, even if you have previously submitted your proxy.

Thank you in advance for voting and for your continued support of AZZ Inc.

Sincerely,

/s/ Thomas E. Ferguson

Thomas E. Ferguson
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on July 12, 2016

To the Shareholders of AZZ Inc.:
NOTICE IS HEREBY GIVEN that the fiscal year 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of AZZ Inc. (hereinafter, the “Company” or “AZZ”) will be held as follows:

TIME AND DATE	10:00 a.m., local time, on Tuesday, July 12, 2016

LOCATION	One Museum Place, 3100 West 7th Street, 4th Floor, Fort Worth, Texas 76107

PROPOSALS	I.	Elect the 9 director nominees named in the accompanying Proxy Statement to serve on the Company’s Board of Directors, each for a one-year term.

	II.	Consider and vote for an advisory approval of a non-binding resolution approving the Company’s executive compensation program.

	III.	Consider and vote for the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for fiscal year 2017.

	IV.	To transact any other business which may properly come before the Annual Meeting or any adjournment.

RECORD DATE	You can attend and vote your shares at the Annual Meeting if you were a shareholder of record of the Company’s common stock at the close of business on May 9, 2016 (the “Record Date”).

NOTICE	A Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed on or about May 23, 2016.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS AZZ’s Proxy Statement and Fiscal Year 2016 Annual Report are available at www.edocumentview.com/AZZ

VOTING
Your vote is very important. Even if you intend to be present at the Annual Meeting, please promptly vote in one of the following ways so that your shares may be represented and voted at the Annual Meeting:

•    Call the toll-free telephone number shown in the instructions included on your Notice;
•    Vote via the Internet on the website as described in the instructions included on your Notice; or
•    If you receive a paper copy of the proxy materials, complete, sign, date, and return your proxy card or voting form.

By order of the Board of Directors, /s/ Tara D. Mackey Tara D. Mackey Chief Legal Officer and Secretary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement (“Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find additional information in this Proxy Statement.

Fiscal Year 2016 Annual Meeting of Shareholders

Date and Time July 12, 2016, 10:00 a.m., local time	Place AZZ Inc., One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107
Notice We mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) on or about May 23, 2016.	Voting Holders of shares of common stock as of the Record Date are entitled to vote on all matters.
Record Date May 9, 2016

Voting Matters

Item	Company Proposals	Board Vote Recommendation	Page

1.	Election of 9 Directors	FOR each director nominee	13

2.	Approval of a non-binding advisory resolution to approve the Company’s executive compensation program	FOR	31

3.	Ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017	FOR	59

How to Vote

You can vote by any of the following methods:

Internet (www.envisionreports.com/AZZ) until 1:00 a.m. Eastern Time, on July 12, 2016;

Telephone (1-800-652-8683) until 1:00 a.m. Eastern Time, on July 12, 2016;

Completing, signing and returning your proxy or voting instruction card before July 12, 2016; or

In person, at the Annual Meeting, if you are a registered shareholder as of the Record Date. You may deliver a completed proxy card or vote by ballot at the meeting.

Corporate Governance Highlights

✓	8 out of 9 director nominees are independent	✓	Independent committee chairs and members
✓	Commitment to board refreshment	✓	Independent chairman
✓	Annual election of directors	✓	Regular executive sessions of independent directors
✓	Majority voting for directors	✓	Risk oversight by full board and committees

Director Nominees

Name	Age	DirectorSince	Occupation	Committee Memberships
Daniel E. Berce	62	2000	President and Chief Executive Officer, General Motors Financial Company	Audit Compensation
H. Kirk Downey	73	1992	Independent Business Consultant and Investor	Nominating and Corporate Governance Compensation
Paul Eisman	60	2016	President and Chief Executive Officer, Alon USA Energy, Inc.	Compensation
Daniel R. Feehan	65	2000	Executive Chairman of the Board, Cash America International, Inc.	Audit
Thomas E. Ferguson	59	2013	President and Chief Executive Officer, AZZ Inc.	Not Applicable
Kevern R. Joyce	69	1997	Independent Business Consultant and Investor	Nominating and Corporate Governance Compensation
Venita McCellon-Allen	56	2016	President and Chief Operating Officer, Southwestern Electric Power Company	Nominating and Corporate Governance
Stephen E. Pirnat	64	2014	Chief Executive Officer, ClearSign Combustion Corporation	Audit
Steven R. Purvis	51	2015	Trustee and Portfolio Manager, Luther King Capital Management	Nominating and Corporate Governance Audit

Named Executive Officers

Name	Age	Position	Since	Previous Position
Thomas E. Ferguson	59	President and Chief Executive Officer	2013	Chief Executive Officer, FlexSteel Pipeline Technologies, Inc.
Paul W. Fehlman	52	Senior Vice President and Chief Financial Officer	2014	Vice President, Finance, Engineered Products Division, Flowserve Corporation
Chris Bacius	55	Vice President, Corporate Development	2014	Vice President, Mergers & Acquisitions, Flowserve Corporation
Tara D. Mackey	46	Chief Legal Officer and Secretary	2014	Chief Legal Counsel and Corporate Secretary, First Parts, Inc.
Tim E. Pendley	54	Senior Vice President and Chief Operating Officer, Galvanizing	2009	Vice President Operations, Galvanizing Services

Executive Compensation Highlights

Compensation Philosophy and Objectives

Our key compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. We use the following principles to effect these objectives:

What We Do
✓	A significant portion of our executive officers’ total compensation is financial performance based.
✓	Performance measures are highly correlated to the creation of shareholder value.
✓	We benchmark pay relative to the market median and review the industry peer group used for benchmarking on an annual basis.
✓	Our executive compensation program is designed to encourage building long-term shareholder value and attract and retain executive talent.
✓	We use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long-term performance objectives.
✓
Our equity awards are equally weighted between time-vested restricted stock units, which vest ratably over a three-year period, and performance share units, which emphasize achievement of financial performance metrics over a three-year performance cycle.

✓	The compensation committee engages an independent executive compensation consultant.
✓	Our compensation committee conducts an annual review of all executive compensation program components to ensure alignment with our compensation objectives.
✓	We implemented a Compensation Recovery Policy to protect the Company in the event of a financial restatement or an executive officer engages in serious misconduct.
✓	We provide a limited number of employment agreements and executive perquisites.
✓	We have stock ownership guidelines for directors and executive officers.

What We Don’t Do
✗	We do not provide tax gross ups.
✗	We do not recycle shares withheld for taxes.
✗	We do not permit pledging of Company securities.
✗	We do not permit hedging of Company securities.
✗	We do not reprice underwater stock options or stock appreciation rights.
✗	We do not have pension plans.

Fiscal Year 2016 Executive Compensation Program Elements

Category	Compensation Element	Description
Cash	Base Salary
Fixed cash compensation based on responsibilities of the position. Reviewed annually for potential adjustments based on factors such as market levels, individual performance and scope of responsibilities.

	Annual Incentive Opportunity	Annual cash incentive for achievement of specific annual financial operating results.
Long-Term Incentives	Restricted Stock Units	Vest ratably over a three-year period. Settled in shares of AZZ common stock. Provide for dividend equivalent rights with respect to dividends received during the vesting period.
Performance Share Units
Three-year pre-determined financial performance metric and a potential total shareholder return (“TSR”) modifier. Settled in shares of AZZ common stock. Dividend equivalents accrue during the vesting period.

Retirement	401(k) Plan	Qualified 401(k) plan available to all U.S. employees. The Company matches 100% of the first 1% and 50% of contributions between 2% and 6%.
Other	Employment Agreements	Sets standard benefits for Messrs. Ferguson and Fehlman in the event of severance.
	Change-in-Control Agreements	Sets standard benefits for senior executives upon a change-in-control.
	Other Benefits	Executive supplemental disability insurance and annual physical exam.

Fiscal Year 2016 Total Direct Compensation Mix

Fiscal Year 2016 Executive Compensation Summary

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards/ RSUs ($)	Option /SARs Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas E. Ferguson	2016	$690,000	−	$900,000	−	$726,087	−	$14,542	$2,330,629
President & Chief
Executive Officer

Paul W. Fehlman	2016	$344,784	−	$275,000	−	$256,106	−	$8,694	$884,584
Senior Vice President
& Chief Financial Officer

Chris Bacius	2016	$261,375	−	$110,000	−	$177,970	−	$13,349	$562,695
Vice President,
Corporate Development

Tara D. Mackey	2016	$272,536	−	$168,020	−	$185,570	−	$12,557	$638,682
Chief Legal Officer
& Secretary

Tim E. Pendley	2016	$360,591	−	$225,000	−	$233,663	−	$11,568	$830,822
Senior Vice President &
Chief Operating Officer, Galvanizing

PROXY STATEMENT
FOR
2016 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 12, 2016

The board of directors of AZZ Inc. (the “Company” or “AZZ”) is soliciting proxies for the fiscal year 2016 Annual Meeting of Shareholders (the “Annual Meeting”). You are receiving this Proxy Statement because you own shares of AZZ common stock that entitle you to vote at the Annual Meeting. This Proxy Statement contains information on Annual Meeting matters to assist you in voting your shares.

QUESTIONS AND ANSWERS
Proxy Materials and Voting Information

Why am I receiving these materials?

AZZ has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on Tuesday, July 12, 2016 at 10:00 a.m. local time at One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to shareholders on or about May 23, 2016. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2016 (the “Annual Report”).
If you requested printed versions by mail, these materials also include the proxy card and voting instructions for the Annual Meeting.
What items will be voted on at the Annual Meeting?

You will be voting on the following:

•	The election of nine nominees to the Company’s board of directors named in this Proxy Statement, each for a term of one year (Proposal 1);

•	A non-binding advisory resolution to approve AZZ’s executive compensation program (Proposal 2); and

•	Ratification of the appointment of BDO USA, LLP to serve as AZZ’s independent registered public accounting firm for the fiscal year ending February 28, 2017 (Proposal 3).

We also will consider any other business that may properly come before the meeting.
What are the Board of Directors’ voting recommendations?

The board of directors recommends that you vote your shares:

•	“FOR” the election of the nine nominees to serve on the Board for a one year term (Proposal 1);

•	“FOR” the approval of AZZ’s executive compensation program (Proposal 2); and

•	“FOR” the ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending February 28, 2017 (Proposal 3).
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, AZZ uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy are detailed in the Notice. In addition, shareholders are always able to request printed proxy materials by mail or electronically by emailing www.azz.com/investor-relations. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of proxy materials.
How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the Internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.
The Company’s proxy materials are also available at www.azz.com/investor-relations. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.
Choosing to receive future proxy materials by email will reduce the impact of the Company’s annual meetings on the environment and save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. Only shareholders of record as of the close of business on May 9, 2016, the Record Date, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In addition to shareholders of record of the Company’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below. As of the Record Date, approximately 25,918,533 shares of the Company’s common stock were issued and outstanding.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the shareholder of record with respect to those shares, and the Notice was delivered directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.
If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•
In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must provide both the copy of the legal proxy and your completed ballot to the inspector of election.

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

What is the quorum requirement for the Annual Meeting?

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or

•	Have properly voted by proxy on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.
If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies.
How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.
What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by AZZ’s board of directors; or

•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Thomas E. Ferguson and Paul W. Fehlman, will vote your shares in the manner recommended by AZZ’s board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?

The election of directors (Proposal 1) and the non-binding advisory resolution approving the Company’s executive compensation program (Proposal 2); are all considered non-routine matters under applicable rules. A broker or other nominee cannot vote shares without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1 and 2.
The proposal for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending February 28, 2017 (Proposal 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal	Voting Requirement
1. Election of 9 director nominees named in this Proxy Statement, each for a one-year term
Each director must be elected by a “majority” of the votes cast. A majority of votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Any director not elected is expected to tender to the Board his or her resignation promptly following the certification of election results pursuant to the Company’s Bylaws. The nominating and corporate governance committee will make a recommendation to the board on whether to accept or reject such resignation. The board will act on such recommendation and publicly disclose its decision and rationale behind it within 90 days from the date of the certification of the election results.

2. Approve, on a non-binding advisory basis, the resolution approving the Company’s executive compensation program
To be approved, this proposal must be approved by a majority of the votes cast by the shareholders present in person or represented by proxy, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

3. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017
To be approved, this proposal must be approved by a majority of the votes cast by the shareholders present in person or represented by proxy, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal.
With respect to the election of directors (Proposal 1), under the majority voting policy adopted by the Company in 2014, broker non-votes and abstentions, which have the same effect as “AGAINST” votes, could cause a nominee to fail to obtain the required affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.
With respect to each of Proposals 2 and 3, broker non-votes and abstentions could prevent the proposal from receiving the required affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.
In order to minimize the number of broker non-votes, the Company strongly encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107 prior to the Annual Meeting.
Who will serve as the inspector of election?

A representative from Computershare Investor Services, LLC will serve as the inspector of election.
Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to AZZ’s management and the board of directors.
Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will disclose the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.
How can I attend the Annual Meeting?

Admission to the Annual Meeting is limited to AZZ shareholders or their proxy holders. In order to be admitted to the meeting, each shareholder must present proof of stock ownership and a valid government-issued photo identification, such as a driver’s license or passport. Proof of stock ownership may consist of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that you beneficially owned shares of AZZ common stock at the close of business on May 9, 2016, the Record Date for the Annual Meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the fiscal year 2017 annual meeting of shareholders?

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a shareholder intends to present at the fiscal year 2017 annual meeting of shareholders (“2017 Annual Meeting of Shareholders”) and wishes to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2017 Annual Meeting of Shareholders must be received no later than January 24, 2017. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary by mail at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107.
Requirements for Other Shareholder Proposals to Be Brought Before the 2017 Annual Meeting of Shareholders and Director Nominations. Notice of any proposal that a shareholder intends to present at the 2017 Annual Meeting of Shareholders, but does not intend to have included in the Company’s Proxy Statement and form of proxy relating to the 2017 Annual Meeting of Shareholders, as well as any director nominations, must be delivered to the Company’s Secretary by mail at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107, not earlier than the close of business on March 14, 2017 and not later than the close of business on April 13, 2017. The notice must be submitted by a shareholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the shareholder intends to present at the 2017 Annual Meeting of Shareholders. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information regarding how to register your shares directly in your name as a shareholder of record.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws, as amended, provide that the board of directors will consist of up to 12 members, each serving a one year term. Messrs. Bowen and Hegedus have advised the board of directors of their intentions to retire as directors of the Company and not stand for re-election at the Annual Meeting. Accordingly, we currently have nine directors whom are standing for re-election at the Annual Meeting. Our Nominating and Corporate Governance Committee has determined that our current board of directors’ composition of nine directors, is sufficient from a governance perspective. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

Our bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast. If a nominee in an uncontested election does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the board of directors that is subject to acceptance or rejection by the board of directors within 90 days from the date of the certification of the election results. In the event an election of directors is contested, the voting standard will be a plurality of votes cast.

The board of directors has nominated the following directors noted below, for election to a one year term expiring at the 2017 Annual Meeting of Shareholders. All of these nominees currently serve as members of the board of directors with a term expiring at this year’s Annual Meeting. Because these elections are uncontested, a nominee for director must receive a majority of the votes properly cast at the meeting in person or by proxy in order to be elected. Therefore, a nominee who receives more than 50% of votes “FOR” election (measured with respect to the total votes cast with respect to such nominee) will be elected, provided that a quorum is present at the meeting.

Each of the director nominees has consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the beneficial owners of AZZ’s shares as of the Record Date of the Annual Meeting may exercise their discretion to vote for a substitute nominee selected by the board of directors. However, the board of directors has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Nominees:

Daniel E. Berce, 62, has served as a director of AZZ since 2000. Mr. Berce has served as president and chief executive officer of General Motors Financial Company, Inc. (formerly AmeriCredit Corp.) since its acquisition by General Motors Company in October 2010. Mr. Berce also served as AmeriCredit Corp.’s chief executive officer from 2005 to 2010, president from 2003 to 2010 and as chief financial officer from 1990 until 2003. He served as a director of Americredit Corp. from 1990 to 2010. Before joining Americredit Corp., Mr. Berce was a partner with Coopers & Lybrand, an accounting firm. Mr. Berce currently serves as a director of Cash America International, Inc., a publicly held provider of specialty financial services, and Arlington Asset Investment Corp, a publicly-traded investment firm investing primarily in mortgage-related assets. We believe Mr. Berce’s qualifications to serve on the board of directors include his executive level leadership experience and knowledge of corporate governance, specifically his experience as a chief executive officer of a publicly-traded company and experience in serving as a director of multiple publicly-traded companies.

Dr. H. Kirk Downey, 73, has served as a director of AZZ since 1992. Dr. Downey currently is an independent business consultant and investor. Dr. Downey served as professor of management, dean and associate provost for academic affairs at Texas Christian University from 1983 to 2000. Dr. Downey is the chairman and a member of the board of trustees of LKCM Funds and LKCM Aquinas Funds, a publicly held family of mutual funds. He currently also serves as a director for Crestline Specialty Lending Associates, Ltd. and Crestline Specialty Lending (GP), Ltd., both non-public limited partnerships. We believe Dr. Downey’s qualifications to serve on the Company’s board of directors include his considerable business and leadership experience and his extensive academic background, specifically his experience serving as professor of management, dean and provost for academic affairs at a major university and experience in serving as a director of multiple publicly traded companies, including AZZ for over 20 years.

Paul Eisman, 60, has served as a director of AZZ since January 2016. Mr. Eisman currently serves as the president and chief executive officer of Alon USA Energy, Inc. (“Alon”) and as a director and the president and chief executive officer of Alon USA Partners, LP. He has more than 30 years of refining experience and leadership expertise in refining production and retail business operations. Prior to joining Alon in 2010, Mr. Eisman served as Executive Vice President of Refining and Marketing Operations with Frontier Oil Corporation from 2006 to 2010. From 2003 to 2006, he served as Vice President of KBC Advanced Technologies, a leading consulting firm to the international refining industry. Mr. Eisman served as Senior Vice President, Planning for Valero Energy Corporation from 2001 to 2002. Mr. Eisman also served in various executive leadership roles at Diamond Shamrock Corporation from 1979 to 2001. We believe Mr. Eisman’s qualifications to serve on the Company’s board of directors include his extensive experience and executive leadership in refining production and retail business operations.

Daniel R. Feehan, 65, has served as a director of AZZ since 2000. Mr. Feehan served as president and chief executive officer of Cash America International, Inc. from 2000 to 2015 and prior to that served as president and chief operating officer from 1990 to 2000. Mr. Feehan currently serves as executive chairman of Cash America International, Inc., a publicly held provider of specialty financial services. He also currently serves as a director of Enova International Inc., a leading provider of online financial services to non-prime consumers and small businesses, and as a director of Williamson Dickie Manufacturing Company, a manufacturer and provider of work wear worldwide. We believe Mr. Feehan's qualifications to serve on the Company’s board of directors include his executive level leadership experience and ability to provide direction and oversight to the Company's financial reporting and business controls, specifically his experience as a chief executive officer of a publicly traded company, experience in finance and accounting and experience serving as a director of multiple publicly-traded companies.

Thomas E. Ferguson, 59, has served as a non-independent director and as the president and chief executive officer of AZZ since 2013. Prior to joining AZZ, he was a consultant and served as interim chief executive officer of FlexSteel Pipeline Technologies, Inc., a provider of pipeline technology products and services in 2013. Mr. Ferguson has also served in various executive capacities with Flowserve Corporation, a publicly traded global provider of fluid motion and control products, including senior vice president from 2006, as president of Flow Solutions Group from 2010 to 2012, as president of Flowserve Pump Division from 2003 to 2009, as president of Flow Solutions Division from 2000 to 2002, as vice president and general manager of Flow Solutions Division North America from 1999 to 2000 and as vice president of marketing and technology for Flow Solutions Division from 1997 to 1999. Mr. Ferguson retired from Flowserve Corporation in 2012. We believe Mr. Ferguson’s qualifications to serve on the Company’s board of directors include his considerable global business and leadership experience serving as an executive officer of a public company, his domestic and international strategic experience both in the industries in which AZZ operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace.

Kevern R. Joyce, 69, has served as a director of AZZ since 1997 and as the chairman of the board of directors since 2013. Mr. Joyce was senior advisor to ZTEK Corporation, an energy technology company, from 2003 to 2006 and currently serves as a director. Mr. Joyce was president, chief executive officer and chairman of Texas New Mexico Power Company, an electric service company, from 1994 to 2001, and served as a senior advisor until 2003. Mr. Joyce is a consultant to and investor in various companies. We believe Mr. Joyce’s qualifications to serve on the board of directors include his considerable business and leadership experience, his knowledge and experience in finance and accounting, and specifically his experience in the electrical power generation industry, where he previously served as the chief executive officer of a publicly traded electrical utility company.

Venita McCellon – Allen, 56, has served as a director of AZZ since March, 2016. Ms. McCellon-Allen currently serves as the President and Chief Operating Officer of Southwestern Electric Power Company (“SWEPCO”), a subsidiary of American Electric Power Company, Inc. (“AEP”), a public utility holding company which engages in the generation, transmission, and distribution of electricity for sale to retail and wholesale customers, and has held such office since 2010. Previously, she served as Executive Vice President – AEP Utilities East from 2009 to 2010 and Executive Vice President – AEP Utilities West from 2006 to 2009. From 2004 to 2006, Ms. McCellon-Allen served as Senior Vice President Shared Services of AEP. From 2000 to 2004, she served as Senior Vice President - Human Resources for Baylor Health Care System, a diversified health care holding company. From 1995 to 2000, Ms. McCellon-Allen held various leadership roles at Central and South West Corp. (“CSW”), in operations, customer service, strategic planning and human resources. In her last position at CSW, she served as Senior Vice President for Corporate Development and Customer Service. We believe Ms. McCellon-Allen’s qualifications to serve on the board of directors include her considerable business and leadership experience both within and outside of the energy industry.

Stephen E. Pirnat, 64, has served as a director of AZZ since 2014. Mr. Pirnat currently serves as the chairman and chief executive officer of ClearSign Combustion Corporation. From 2011 to 2014, he served as the managing director of European, Middle Eastern and African operations of Quest Integrity Group, a division of Team Industrial Services, a provider of asset integrity management and asset reliability solutions in the refinery, chemical, petrochemical, pipeline and power industries. From 2009 to 2011, Mr. Pirnat served as the president of Quest Integrated Inc., a technology incubator and boutique private equity firm, and president of the Quest Metrology Group LLC. From 2000 to 2009, he served as the president and chief executive officer of John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and environmental solutions. From 1998 to 1999, he served as president and chief executive officer of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. From 1988 to 1998, Mr. Pirnat served in various sales, marketing, operational, engineering and executive positions at Ingersoll-Rand and Ingersoll-Dresser Corporation. Mr. Pirnat currently serves as a member of the board of directors for ClearSign Combustion Corporation and Profire Energy, Inc. We believe Mr. Pirnat’s qualifications to serve on the board of directors include his career providing infrastructure solutions to large industrial companies both in the U.S. and internationally and his extensive experience and understanding of the industries in which our Company operates.

Steven R. Purvis, 51, has served as a director of AZZ since July, 2015. Mr. Purvis currently is a principal of Luther King Capital Management (“LKCM”). He joined LKCM in 1996 as a director of research and currently serves as a portfolio manager responsible for small cap and small mid cap investments. Mr. Purvis has also served as a trustee of the LKCM Funds since 2013. Prior to joining LKCM, Mr. Purvis served as a senior analyst at Roulston Research from 1993 to 1996 and also served as a research analyst at Waddell & Reed, Inc. from 1990 to 1993. Since 2001, Mr. Purvis has served as chairman and significant shareholder of KGP Group Inc., a private manufacturing company focused on the aerospace and packaging end markets. We believe Mr. Purvis’s qualifications to serve on the board of directors include his distinguished career as an investment manager for individual managed accounts and as a portfolio manager for highly successful small cap and small mid cap mutual funds, experience in analyzing corporate investment decisions across multiple industries and market sectors and his ability to add an additional layer of financial analytics to the board’s deliberations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes very strongly that strong corporate governance is a prerequisite to continued business success. The board of directors has adopted formal, written Corporate Governance Guidelines designed to strengthen our corporate governance. Among other things, the guidelines contain standards for determining whether a director is independent, which either meet or exceed the independence requirements of the New York Stock Exchange (the “NYSE”). On January 20, 2016, the board of directors amended the Company’s Code of Conduct applicable to all of our directors, officers and employees, and charters for each board of directors committee to provide greater emphasis and clarity of evolving legal and regulatory requirements and best practices. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and Code of Conduct at least annually and recommending any proposed changes to the full board of directors for its approval. The Corporate Governance Guidelines, Code of Conduct and charters for the audit, compensation, and nominating and corporate governance committees are available on our website at www.azz.com, under the heading “Investor Relations — Corporate Governance”.

You may also obtain a copy of these documents by mailing a request to:

AZZ Inc.
Investor Relations
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, TX 76107
Director Independence

It is our policy that the board of directors will at all times consist of a majority of independent directors. AZZ recognizes the importance of having an independent board of directors that is accountable to both AZZ and its shareholders. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the Securities and Exchange Commission (the “SEC”). The board of directors will consider and apply all facts and circumstances relating to each director in determining independence. The board of directors has determined that all of the current members of the board of directors have no material relationship with the Company and are independent within the meaning of the Company’s Corporate Governance Guidelines and the NYSE listing standards, except for Thomas E. Ferguson. Mr. Ferguson is employed as the Company’s president and chief executive officer.

Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

Our board of directors met five times during fiscal year 2016. Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he or she served during fiscal year 2016. Although we have no formal policy on the matter, all directors are encouraged to attend, and typically have attended, our annual meeting of shareholders. All of our directors attended the fiscal year 2015 Annual Meeting of Shareholders other than Messrs. Eisman, Purvis and Ms. McCellon-Allen (none of whom were members of the board of directors at the time of such meeting).

Board Committees
The board of directors has established three standing board committees, the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee is governed by a charter that is reviewed annually and revised as deemed necessary. A copy of each charter is available on the Company’s website at www.azz.com under the heading “Investor Relations − Corporate Governance.” Mr. Ferguson does not serve on any board committees. Current board committee membership is set forth below.

Director	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Daniel E. Berce
Martin C. Bowen*
H. Kirk Downey
Paul Eisman
Daniel R. Feehan
Peter A. Hegedus*
Kevern R. Joyce
Venita McCellon-Allen
Stephen E. Pirnat
Steven R. Purvis
Member
Chair
*Not standing for re-election

Audit Committee. The audit committee provides assistance to the board of directors in overseeing AZZ’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The audit committee also reviews our quarterly and year-end financial statements. The audit committee meets regularly with the external and internal auditors in executive sessions to discuss their reports on a confidential basis. The audit committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website. The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of the NYSE listing standards. The audit committee held five meetings during the last fiscal year.

Compensation Committee. The compensation committee establishes, oversees and adjusts AZZ’s incentive-based compensation plans and sets compensation for our chief executive officer, and approves compensation for our other executive officers and other senior management. It also oversees the administration of other compensation and benefit plans and recommends to the board of directors changes in or the establishment of compensation and benefit plans for our employees. The compensation committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website. The compensation committee held four meetings during the last fiscal year.

The compensation committee has the authority to retain and terminate compensation advisors, including the authority to approve the terms and fees of any such arrangement. The compensation committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Meridian performs services solely on behalf of the compensation committee and does not perform any services for the Company. The compensation committee has assessed the independence of Meridian pursuant to standards promulgated by the SEC and the NYSE and concluded that no conflict of interest exists that would prevent Meridian from independently representing the compensation committee. For more information on the compensation advisor, see “Setting Executive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election to the board of directors and the membership of the various board committees. The nominating and corporate governance committee is also responsible for recommendations to the board of directors regarding compensation of our directors and is responsible for establishing and overseeing the Company’s Corporate Governance Guidelines, its Code of Conduct as described earlier in this Proxy Statement, and the Director Nomination Process, which is set forth below. The nominating and corporate governance committee coordinates the annual self-evaluation by the directors of the board of directors’ performance and the chief executive officer’s performance and the annual performance evaluation by each committee of the board of directors. The nominating and corporate governance committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website. The nominating and corporate governance committee met on four occasions during the last fiscal year.

Meetings of Independent Directors without Management Present

To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of AZZ’s management present. The independent directors met without management present five times during the last fiscal year. Executive sessions ordinarily are held in conjunction with quarterly scheduled board meetings. Mr. Joyce, as our independent chairman of the board of directors, presides over these meetings.

Board Leadership Structure

The board of directors has flexibility under its governance guidelines to select an appropriate leadership structure. The board of directors believes that it is preferable for one of its independent, non-employee members to serve as chairman because it places an independent director in a position of leadership on the board which we believe adds value to our shareholders by facilitating a more efficient exercise of the board’s fiduciary duties. We believe the separation of the chairman and the chief executive officer positions allows the non-employee chairman to provide support and advice to the chief executive officer, reinforcing the reporting relationship, and accountability of the chief executive officer to the board. The board of directors further believes this structure is appropriate given that the chief executive officer has the day-to-day responsibility to run the Company and the chairman of the board has the responsibility to coordinate the board of directors. The non-employee directors appoint the non-management chairman of the board of directors. The duties of the board chairman are to:
•    Preside at board meetings;
•    Preside at executive sessions or other meetings of the non-employee directors;

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board of directors;
•    Consult with management as to the agenda items for board and committee meetings; and

•	Coordinate with committee chairs in the development and recommendations regarding board and committee meeting schedules.

The board of directors believes its leadership structure not only provides for strong independent leadership, but also is in the best interests of the Company’s shareholders given that it effectively positions the chief executive officer as the Company’s leader and permits him to focus his entire energies on the daily management of the overall business operations. The board of directors understands that its approach to leadership structure may evolve over time. Consequently, the board of directors annually re-examines its corporate governance policies and leadership structure to ensure that they continue to meet the Company’s needs and objectives.

Board’s Role in Risk Oversight

The Company’s board of directors has overall responsibility for the effective oversight of risk, whether financial, operational or strategic. This oversight function necessarily focuses on the most significant risks facing the Company and is deemed an important priority by the board of directors. The board of directors does not attempt to view in isolation the risks facing the Company, but tries to consider risk holistically and as a proper component of the Company’s strategy. The board of directors does not believe it is possible, nor even desirable, to eliminate all business risk. Rather, reasonable and calculated risk-taking is deemed appropriate and necessary for the Company to remain competitive in its industries.

While the board of directors generally oversees risk management, the responsibility for daily management of these risks resides with the Company’s chief executive officer and other members of the senior management team who are responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, liquidity and credit, financial reporting and public disclosure, operations and governance. The Company has established numerous internal processes for identifying and managing risk including comprehensive internal and external audit processes. These processes have been designed to allow management to effectively identify and manage risks and to timely communicate the results of such activities to the board of directors. Management routinely communicates with the board of directors, its committees and individual directors, as appropriate, regarding various risks. All directors have direct and open access to the Company’s executive officers and various other members of the management team. As a result, throughout the year, the board of directors and its committees communicate with each other and with management. Periodically, the Company’s strategic and operational risk are presented and thoroughly discussed with the board of directors during the chief executive officer’s operational report. The Company’s financial risks are specifically addressed during the formal presentation of its financial results at each board meeting. The board of directors further considers risks when considering specific proposed actions.

In addition to the presentation of information to the full board of directors, the board of directors has delegated responsibility for the oversight of certain risks to the proper board committees. These committees regularly meet and report to the full board of directors at each board meeting. In particular:

•
The audit committee oversees the integrity of the financial statements of the Company, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditors; and the Company’s compliance with legal and regulatory requirements. Complaints and concerns relating to AZZ’s accounting matters should be communicated to the audit committee. Any such communications may be made on an anonymous basis. Any concerns or complaints may be reported to the audit committee through a third-party vendor, NAVEX Global Inc., which has been retained by the audit committee for this purpose. The AZZ Alertline may be accessed toll-free at 1 (855) 268-6428 or via the website at https://azz.alertline.com. Outside parties, including customers, vendors, suppliers or shareholders may bring issues regarding accounting matters to the attention of the audit committee by writing to the: the Chairman of the Audit Committee, AZZ Inc., 3100 West 7th St., Suite 500, Fort Worth, TX 76107. All complaints and concerns will be reviewed under the direction of the audit committee and oversight provided by the chief legal officer and other appropriate persons as determined by the audit committee.

•
The compensation committee oversees the risks relating to the Company’s compensation philosophy and programs and generally evaluates any potential effect the Company’s compensation structure may have on management risk taking. The compensation committee reviews the recommendations of the Company’s management regarding adjustments to the Company’s executive compensation programs. The compensation committee has retained and regularly meets with Meridian, its independent executive compensation consultant, which assists the compensation committee in evaluating the Company’s compensation programs and adherence to the philosophies and principles as discussed under “Executive Compensation –

Compensation Discussion and Analysis.” The compensation committee also monitors risks relating to the overall management and organizational structure, as well as succession planning at the executive officer and key leadership levels.

•
The nominating and corporate governance committee provides oversight on the composition of the board of directors and it’s committees and provides leadership to the board in maintaining best corporate practices in the Company’s corporate governance principles and practices. Many of our corporate policies are summarized in the Code of Conduct, including our policies regarding conflict of interest, insider trading, related party transactions, confidentiality and compliance with laws and regulations applicable to the conduct of our business. All officers, directors, employees and representatives are required to acknowledge and agree to be bound by the Code of Conduct and are subject to disciplinary action, including termination, for violations. The Code of Conduct is published on our website at www.azz.com under the heading “Investor Relations/Corporate Governance/Code of Conduct.” Any amendments to the Code of Conduct or the grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on our website. Under our Code of Conduct, directors, officers and employees are expected to report any violation or waiver of any provision of the Code of Conduct to the Chief Legal Officer. Anyone may report matters of concern to the AZZ legal department through our anonymous, confidential toll-free AZZ Alertline at 1 (855) 268-6428, online at https://azz.alertline.com, or by writing to the Chief Legal Officer, AZZ Inc., 3100 West 7th St., Suite 500, Fort Worth, TX 76107.

As indicated above, the board of directors’ proper role is risk oversight as opposed to the day-to-day management of risks, which is the focus of the Company’s management team. The board of directors believes this division of responsibility provides an effective means for addressing the full spectrum of risks facing the Company. Furthermore, the board of directors believes that its leadership structure, with an independent, non-management chairman of the board of directors and of each committee, supports its risk oversight function.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, the Company considers the significant amount of time that directors contribute in fulfilling their duties to the Company and the skill level required for members of the board of directors.

Set forth below is a summary of the components of compensation payable to non-employee directors for board and committee service for fiscal year 2016. Mr. Ferguson, while serving as an executive officer of the Company, did not receive any compensation for his service as a director.

Cash Compensation. The table below shows cash compensation payable to the non-employee directors of the Company:

Service	Fee Amount
Annual Retainer for Board Service	$40,000
Annual Retainer for Board Chairman Service	$60,000
Annual Audit Committee Chairman Retainer	$3,000
Annual Compensation Committee Chairman Retainer	$1,500
Annual Nominating and Corporate Governance Committee Chairman Retainer	$1,500
Quarterly Board Meeting Fee	$2,500
Audit Committee Meeting Fee	$1,500
Compensation Committee Meeting Fee	$1,000
Nominating and Corporate Governance Committee Meeting Fee	$1,000

The annual retainers described above are paid quarterly at the end of each fiscal quarter of the Company. Board and committee meeting fees are also paid on a quarterly basis in arrears based on attendance. All members of the board of directors are reimbursed for reasonable costs and expenses incurred in attending board and committee meetings.

Equity-Based Compensation. In addition to the cash compensation described above, on July 14, 2015, each non-employee director also received AZZ common stock under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”) having a $100,000 fair market value at the time of grant. The grant date for the annual director equity grant is on the date of the annual meeting of shareholders on each applicable year. Beginning in fiscal year 2016, stock appreciation rights (“SARs”) were no longer granted as a component to the Company’s board of directors compensation.

Director Summary Compensation Table. The table below sets forth the compensation paid to our non-employee directors for their service during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/ SARs Awards ($)(2)	Total ($)

Daniel E. Berce	$70,000	$100,000	−	$170,000

Martin C. Bowen(3)	$59,000	$100,000	−	$159,000

H. Kirk Downey	$63,000	$100,000	−	$163,000

Paul Eisman(4)	$8,005	−	−	$8,005

Daniel R. Feehan	$63,000	$100,000	−	$163,000

Peter A. Hegedus(3)	$59,000	$100,000	−	$159,000

Kevern R. Joyce	$129,000	$100,000	−	$229,000

Venita McCellon-Allen(5)	−	−	−	−

Dana L. Perry(6)	$22,283	−	−	$22,283

Stephen E. Pirnat	$62,500	$100,000	−	$162,500

Steven R. Purvis(7)	$35,217	$100,000	−	$135,217

Sam Rosen(8)	$24,283	−	−	$24,283

(1)
Eligible directors receive an annual equity grant of common stock of the Company having a $100,000 fair market value at the time of grant, on the date of the annual meeting of shareholders, which was July 14, 2015. The amounts in this column for the fiscal year ended February 29, 2016 reflect the aggregate grant date fair market value calculated in accordance with FASB ASC Topic 718 for stock awards granted to each of the non-employee directors under the 2014 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 29, 2016, included in the Company’s Annual Report on Form 10-K. Mr. Eisman and Ms. McCellon-Allen did not receive an equity grant during fiscal year 2016 since they joined the board of directors after the July 14, 2015 grant date.

(2)	Beginning in fiscal year 2016, SARs were no longer granted as a component to the Company’s board of directors compensation.
(3)	Messrs. Bowen and Hegedus are not standing for re-election.
(4)	The amount reported is pro-rated based upon Mr. Eisman’s appointment to the board of directors on January 20, 2016.
(5)	Ms. McCellon-Allen was appointed to the Company’s board of directors on March 1, 2016 and did not receive any compensation during the Company’s fiscal year, which ended on February 29, 2016.
(6)	The amount reported is pro-rated based upon Mr. Perry’s retirement from the board of directors on July 14, 2015.
(7)	The amount reported is pro-rated based upon Mr. Purvis’ appointment to the board of directors on July 14, 2015.
(8)	The amount reported is pro-rated based upon Mr. Rosen’s retirement from the board of directors on July 14, 2015.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Under the Company’s stock ownership guidelines, non-employee directors are required to accumulate within five (5) years of election to the board of directors, shares of AZZ’s common stock equal in value to at least five times the amount of their annual cash retainer (currently valued at $200,000). All non-employee directors are in compliance with the minimum requirement of the stock ownership guidelines, except for Messrs. Eisman, Pirnat, Purvis, and Ms. McCellon-Allen, all of whom recently joined the board of directors. They will continue to work towards acquiring their target levels within five (5) years from their respective dates of being appointed to the board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At the fiscal year ended February 29, 2016, the members of the compensation committee consisted of Messrs. Berce (chairman), Downey, Eisman, Hegedus and Joyce, none of whom is an employee of AZZ.

No member of the compensation committee (i) was an officer or employee of the Company or a subsidiary of the Company during fiscal year 2016, (ii) was formerly an officer or employee of the Company or a subsidiary of the Company or (iii) has any relationship relative to the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

During fiscal year 2016, none of the Company's executive officers served as (a) a member of a compensation committee of another company, one of whose executive officers served on the Company’s compensation committee, (b) a director of another company, one of whose executive officers served on the Company's compensation committee or (c) a member of a compensation committee of another company, one of whose executive officers served as one of the Company's directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. The policy provides that the audit committee review transactions subject to the policy and determines whether or not to approve or ratify such transactions. In doing so, the audit committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction, including the risks that could result therefrom.

During fiscal year 2016, the Company did not enter into any transactions, other than as described below, with any of its officers, directors or shareholders owning 5% or more of our common stock or any immediate family members of such persons in which the amount involved exceeded $120,000. In addition, the Company is not currently planning to enter into any such transaction or series of similar transactions.

As described above, Ms. McCellon-Allen, a member of the Company’s board of directors, is the President and Chief Operating Officer of SWEPCO, a subsidiary of AEP. Since March 1, 2015, AEP and its affiliates (excluding SWEPCO) entered into transactions with the Company involving an aggregate amount of $667,000. Ms. McCellon-Allen does not hold any direct interest in these transactions, which consist of sales by the Company’s Energy and Galvanizing Segments of certain products and services to AEP’s affiliates (excluding SWEPCO), and holds an indirect interest solely by virtue of her position as an officer of a subsidiary of AEP. The audit committee considered the business relationship between the Company and AEP when considering Ms. McCellon-Allen’s appointment to the board of directors and determined to approve and ratify this business relationship in connection with her appointment, based in part on (a) the fact that the Company’s previous commercial relationship with AEP does not include any transactions directly with SWEPCO, nor are any such transactions with SWEPCO contemplated, (b) the fact that this commercial relationship was in existence for several years prior to Ms. McCellon-Allen being considered for a position on the board of directors, (c) the fact that such transactions were negotiated on an arm’s length basis without any terms more or less favorable to the Company than would be received from any other unaffiliated third party, (d) the audit committee’s understanding that Ms. McCellon-Allen does not exercise decision-making abilities with respect to the AEP affiliates conducting business with the Company and its subsidiaries and (e) the audit committee’s understanding that Ms. McCellon-Allen will be subject to information barriers within AEP that are intended to prevent her from receiving information regarding any business conducted between AZZ and AEP (or their respective affiliates).
PROCEDURES FOR COMMUNICATING WITH DIRECTORS

The board of directors has established a process by which shareholders can send communications to the board of directors. Interested parties would use the same method as shareholders to communicate directly with the chairman of the board of directors or with non-employee directors as a group. Shareholders and interested parties can send written communications to one or more members of our board of directors at the address noted below:

Mr. Kevern R. Joyce
Chairman of the Board
AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

Generally, we distribute communications to the board of directors or to any individual director, as appropriate, depending on the subject matter, facts and circumstances outlined in the communication. We will not distribute communications that are not related to the duties and responsibilities of the board of directors, including:
•    spam;

•    junk mail and mass mailings;

•    product or service inquiries or complaints;

•    new product or service suggestions;

•    resumés and other forms of job inquiries;

•    surveys; and

•    business solicitations or advertisements.

In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is screened as described above will be made to any director upon request.

DIRECTOR NOMINATION PROCESS

Board Member Qualification Criteria

The nominating and corporate governance committee has adopted certain Board Member Qualification Criteria, which set forth the primary attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director, including:

•    management and leadership experience;

•    relevant industry knowledge and diversity of background and experience; and

•    personal and professional demonstration of ethics, integrity and professionalism.

The nominating and corporate governance committee also believes that the board of directors should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•    financial expertise;

•	general knowledge of the electrical and industrial products industry, galvanizing services or highly engineered welding services industry, globally, as well as domestically;

•    legal or accounting experience; and

•    chief executive officer, chief financial officer or other senior management experience.

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, though diversity is always considered, among many other factors, with a broad view toward the needs of the entire board of directors. When identifying and recommending director nominees, the nominating and corporate governance committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, specialized skills and other qualities or attributes that can contribute to the board’s effectiveness. The nominating and corporate governance committee believes that including diversity as one of the many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee's goal of creating a board of directors that best serves the needs of the Company and the interests of its shareholders.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other AZZ directors or executive officers may, from time to time, identify potential candidates for nomination to our board of directors. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The nominating and corporate governance committee may also retain a search firm from time to time to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, providing background information on potential nominees and interviewing and screening nominees if requested to do so by the nominating and corporate governance committee.

Board Composition and Ongoing Refreshment

The board of directors understand the importance of board refreshment, and strives to maintain an appropriate balance of tenure, turnover, diversity and skills on the board. The board also believes that new perspectives and ideas are critical to a forward looking and strategic board, but must be balanced with the valuable experience and familiarity that longer serving directors provide. Ensuring the board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long term interests of our shareholders, is a top priority.

At the end of 2014, the board of directors began a refreshment process consisting of the following goals:

•	To add members with significant international experience;

•	To add members with engineering and manufacturing expertise;

•	To provide for a smooth transition over time while reducing the average age and tenure of the board;

•	To expand the board size so that no member served on more than two committees;

•	To add diversity and strength to the board through race, gender, national origin, differences of viewpoint, and professional experience; and

•	To gradually add members to the board over the next three years to maintain board stability and culture during the refreshing process.

On September 24, 2015, the board of directors amended the Company’s Corporate Governance Guidelines to include a requirement that a non-employee director having attained the age of 72 during his or her term, shall retire at the end of that term. The board of directors does, however, have the discretion to waive this requirement if individual circumstances indicate that a waiver would be in the best interests of the Company. When the board began its refreshment process, it was comprised of members having an average age of 68 years and an average tenure of 16 years. The board nominees have an average age of 62 years and an average tenure of 9 years.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for election to our board of directors. A shareholder who wishes to recommend a candidate for evaluation by the nominating and corporate governance committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the chairman of the nominating and corporate governance committee, in care of the corporate secretary, AZZ Inc., One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on January 24, 2017. Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the nominating and corporate governance committee.

In order for a candidate proposed by a shareholder to be considered by the nominating and corporate governance committee for inclusion as a board nominee at the 2017 Annual Meeting of Shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as an AZZ director. Individuals recommended to the nominating and corporate governance committee by shareholders in accordance with the procedures described above will be evaluated by the nominating and corporate governance committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

Article III, Section 3.08 of our bylaws also permits a shareholder to propose a candidate at an Annual Meeting of Shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the bylaws. To comply with the advance notice provision of the bylaws, a shareholder who wishes to nominate a director at the 2017 Annual Meeting of Shareholders must provide AZZ written notice no earlier than March 14, 2017 and no later than April 13, 2017. You may also contact the Company’s corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the Fiscal Year 2016 Annual Meeting

AZZ received no recommendations for nominees for election to the board of directors at our fiscal year 2016 Annual Meeting of Shareholders by shareholders or groups of shareholders owning more than 5% of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table indicates the ownership on April 29, 2016, of AZZ’s common stock (which is our only class of stock outstanding) by each director and each named executive officer listed in the Summary Compensation Table provided on page 48, and all directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of AZZ’s common stock or the individual has the right to acquire shares of AZZ common stock within 60 days of April 29, 2016.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Chris Bacius	3,977(2)	*
Daniel E. Berce	52,041(3)	*
Martin C. Bowen	43,539(4)	*
Dr. H. Kirk Downey	12,405	*
Paul Eisman	2,000(5)	*
Daniel R. Feehan	53,805(6)	*
Paul W. Fehlman	4,205(7)	*
Thomas E. Ferguson	21,776(8)	*
Peter A. Hegedus	28,487(9)	*
Kevern R. Joyce	55,792(10)	*
Tara D. Mackey	1,591(11)	*
Venita McCellon-Allen	0	*
Tim E. Pendley	27,068(12)	*
Stephen Pirnat	3,915	*
Steven R. Purvis	1,915	*

All Current Directors and Executive Officers as a Group (17 persons)(13)	316,041.012%
__________
*Indicates beneficial ownership of less than 1% of the outstanding shares of AZZ’s common stock.

(1)    Each person named in the table has sole investment and voting power with respect to all shares of common stock shown to be beneficially owned by such person. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The percentage of voting stock held is based upon 25,918,006 shares outstanding as of April 29, 2016.

(2)    Does not include 1,816 SARs that Mr. Bacius has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(3)    Does not include 13,236 SARs that Mr. Berce has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(4)    Does not include 13,236 SARs that Mr. Bowen has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(5) Mr. Eisman beneficially owned 2,000 shares of AZZ common stock prior to being appointed to the Company’s board of directors on January 20, 2016.

(6)    Does not include 13,236 SARs that Mr. Feehan has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(7)     Does not include 2,696 SARs that Mr. Fehlman has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(8)     Does not include 37,648 SARs that Mr. Ferguson has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(9)     Does not include 2,430 SARs that Mr. Hegedus has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(10)    Does not include 3,338 SARs that Mr. Joyce has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(11)    Does not include 1,808 SARs that Ms. Mackey has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(12)    Does not include 16,833 SARs that Mr. Pendley has the right to exercise within 60 days of April 29, 2016. These SARs do not convert into common stock on a one-for-one basis when exercised. The SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the exercise price over the grant date price.

(13) The number of shares of our common stock that all of our directors and executive officers own as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table indicates the ownership by each person who is known by us to own beneficially, as of April 29, 2016, five percent or more of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,402,417(1)	9.3%

FMR LLC. 82 Devonshire Street Boston, Massachusetts 02109	2,245,117(2)	8.70%

RBC Global Asset Management (U.S.) Inc. 50 South Sixth Street Suite 2350 Minneapolis, Minnesota 55402	1,284,725(3)	4.98%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,878,179(4)	7.28%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,649,049(5)	6.3%
_________

(1)	Information based solely on Schedule 13G/A filed by shareholder with the SEC on January 25, 2016.

(2)
Information based solely on Schedule 13G/A filed with the SEC on February 12, 2016. Edward C. Johnson 3d is a director and the chairman of FMR LLC and Abigail P. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares underwritten guidelines established by the Fidelity Funds' Boards of Trustees.

(3)	Information based solely on Schedule 13G/A filed by the shareholder with the SEC on February 10, 2016.

(4)
Information based solely on a Schedule 13G/A filed with the SEC on February 11, 2016, reporting beneficial ownership as of December 31, 2015 by The Vanguard Group, Inc., which has sole voting and dispositive power over 1,878,179 shares of our common stock.

(5)     Information based solely on Schedule 13G/A filed by shareholder with the SEC on February 11, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities. Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, our officers, directors and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements, with the exception of a failure to timely file a Form 4 reporting the vesting of 5,000 restricted stock units for Mr. Ferguson on November 4, 2015. This information was properly disclosed by Mr. Ferguson in the Form 5 filed on March 9, 2016.

PROPOSAL 2

APPROVAL OF THE SAY-ON-PAY PROPOSAL

Pursuant to federal legislation (Section 14A of the Exchange Act), AZZ provides its shareholders with a non-binding advisory shareholder vote (commonly referred to as “Say-on-Pay”) on its executive compensation program as described below in the “Compensation Discussion and Analysis” section of this Proxy Statement. At the Company’s fiscal year 2015 Annual Meeting, a majority of shareholders voted in favor of having a Say-on-Pay vote each year, consistent with the recommendation of our board of directors. As a result, the next advisory vote to approve Say-on-Pay will occur at the fiscal year 2021 Annual Meeting. Because the Say-on-Pay vote is advisory and non-binding on AZZ or the board of directors, neither AZZ nor the board of directors will be required to take any action as a result of the voting outcome. However, the vote will provide valuable information regarding investor sentiment regarding AZZ’s executive compensation program. The board of directors will review these voting results and take them into consideration when making decisions regarding AZZ’s future executive compensation philosophy, policies and practices.

AZZ requests that you support the executive compensation program. AZZ believes the information concerning executive compensation set forth in this Proxy Statement demonstrates that its executive compensation program was designed in an appropriate and conservative manner, consistent with sound corporate governance principles, to support AZZ’s short- and long-term business objectives and strategy. AZZ’s executive compensation program is closely monitored by its board of directors to ensure that the compensation program is within the range of market practices for companies of similar size and similar markets. AZZ believes its compensation program appropriately balances utilizing responsible, measured pay practices and provides appropriate incentives to the current named executive officers, and aligns their interests with those of AZZ’s shareholders with respect to the creation of long-term value for AZZ’s shareholders. Consequently, the board of directors strongly endorses AZZ’s executive compensation program and recommends that the shareholders vote in favor of such program by approving the following non-binding advisory resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF AZZ’S EXECUTIVE COMPENSATION PROGRAM.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction
Our goal for our executive compensation program is to attract, motivate and retain key leaders and high performance executives who provide consistent leadership and team effort to contribute to the Company’s success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and aligns the long term interests of our executives with those of our shareholders. The compensation committee of the board of directors oversees the executive compensation program and determines the compensation for our named executive officers. We believe the compensation program for our named executive officers was instrumental in helping the Company achieve strong financial performance in fiscal year 2016, despite a challenging economic environment.
Named Executive Officers
The purpose of this Compensation Discussion and Analysis is to describe the compensation committee’s compensation philosophy and approach for the Company’s chief executive officer, chief financial officer, and the three other most highly compensated paid executive officers of the Company for fiscal year 2016 (the “named executive officers” or “NEOs”). The Company’s NEOs for fiscal year 2016 are as follows:

NEOs

•	Thomas E. Ferguson – President and Chief Executive Officer

•	Paul W. Fehlman – Senior Vice President and Chief Financial Officer

•	Chris Bacius – Vice President, Corporate Development

•	Tara D. Mackey – Chief Legal Officer and Secretary

•	Tim E. Pendley – Senior Vice President and Chief Operating Officer, Galvanizing
Highlights of Financial Results for Fiscal Year 2016
We achieved strong financial results in fiscal year 2016 as a result of the successful performance of our Energy and our Galvanizing Segments, resulting in:

•	an increase in the Company’s consolidated total revenue by 10.6%, to $903.2 million, for the year ended February 29, 2016 compared to the year ended February 28, 2015;

•	the Company completing two acquisitions in the Galvanizing Segment; and

•	the Company achieving diluted earnings per share equal to $2.96.
Highlights of Our Compensation Program
Highlights of our compensation programs and adjustments that were made during fiscal year 2016 include the following:

•
Our NEOs’ total compensation is comprised of a mix of base salary, annual short-term incentive compensation, long-term incentive awards and other benefits. As illustrated below, the total compensation for Mr. Ferguson, our chief executive officer, for fiscal years 2014 through 2016, as well as the previous chief executive officer’s compensation for fiscal years 2012 through 2013, which was significantly contingent upon the Company’s performance, has increased commensurate with steady increases in return to the Company’s shareholders in the form of year over year stock price appreciation.

Total compensation is calculated using the same methodology as in the Summary Compensation Table. Additional detail regarding the compensation paid to our chief executive officer during fiscal year 2016 is provided in the Summary Compensation Table provided on page 48.

•
In fiscal year 2016, our NEOs received annual base salary adjustments ranging from 4.6% to 7.6% for their performance on the execution of several business initiatives and, with respect to certain officers, on the successful identification and evaluation of potential business acquisition targets, additional corporate responsibilities, expanding international business and reducing corporate expenses. Ms. Mackey received an additional increase in annual base salary relating to a mid-year market compensation adjustment of 18.6% based upon the compensation committee’s review of market data and a recommendation from Meridian.

•
For fiscal year 2016, our NEOs continued to receive almost half of their compensation in the form of equity compensation, a portion of which is at risk because the awards are tied to increasing shareholder value through return on net assets and stock appreciation performance metrics in the form of performance share units (“PSUs”) and the other portion of equity compensation being tied to time vested restricted stock units (“RSUs”). The grant value of equity awards made to our NEOs in fiscal year 2016 was allocated 50% to RSUs and 50% PSUs. The charts below show the elements of compensation that comprised the mix of total direct compensation for Mr. Ferguson and the average mix of total direct compensation for the other NEOs. The charts illustrate that approximately 70% of Mr. Ferguson’s total direct compensation and 56% of the total direct compensation for the other NEOs was tied to the Company’s financial performance, which aligns their interests with those of the Company’s shareholders. The total direct compensation illustrated in the charts below does not include perquisites, retirement and other benefits.

Named Executive Officer	Percent of Fiscal Year 2016 Pay “At Risk”

Thomas E. Ferguson	70%
Paul W. Fehlman	60%
Chris Bacius	52%
Tara D. Mackey	57%
Tim E. Pendley	56%

•
Messrs. Ferguson and Fehlman each have employment agreements with the Company. Our other NEOs do not have employment agreements. They are employed at-will and expected to demonstrate exceptional personal performance and leadership in order to continue serving as a member of the executive team.

Compensation Program Overview
The compensation committee of the board of directors has the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The compensation committee ensures that the total compensation paid to the Company’s management team is fair, reasonable, competitive and proportionately performance based. Generally, the types of compensation and benefits provided to the NEOs, are similar to those provided to other members of the management team.
Compensation Philosophy and Objectives
The compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and which aligns executives’ interests with those of our shareholders by rewarding performance specifically tied to the achievement of goals set by the Company, with the ultimate overall objective of increasing shareholder value. The compensation committee evaluates both performance and compensation to ensure that the Company maintains its ability to retain and attract superior talent in key positions and that compensation provided to such executives remains competitive relative to the compensation paid to similarly situated executives of publicly-traded companies in the same industry. To that end, the compensation committee believes executive compensation packages provided by the Company to its executives, including the NEOs, should include both cash and equity-based compensation that rewards performance as measured against established goals.
The table below highlights our current compensation practices for our NEOs, including practices that we believe drive performance and foster strong corporate governance principles, and practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do
✓	A significant portion of our executive officers’ total compensation is financial performance based.
✓	Performance measures are highly correlated to the creation of shareholder value.
✓	We benchmark pay relative to the market median and review the industry peer group used for benchmarking on an annual basis.
✓	Our executive compensation program is designed to encourage building long-term shareholder value and attract and retain executive talent.
✓	We use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long-term performance objectives.
✓
Our equity awards are equally weighted between time-vested RSUs, which vest ratably over a three-year period, and PSUs, which emphasize achievement of financial performance metrics over a three-year performance cycle.

✓	The compensation committee engages an independent executive compensation consultant.

✓	Our compensation committee conducts an annual review of all executive compensation program components to ensure alignment with our compensation objectives.
✓	We implemented a Compensation Recovery Policy to protect the Company in the event of a financial restatement or an executive officer engages in serious misconduct.
✓	We provide a limited number of employment agreements and executive perquisites.
✓	We have stock ownership guidelines for directors and executive officers.

What We Don’t Do
✗	We do not provide tax gross ups.
✗	We do not recycle shares withheld for taxes.
✗	We do not permit pledging of Company securities.
✗	We do not permit hedging of Company securities.
✗	We do not reprice underwater stock options or stock appreciation rights.
✗	We do not have pension plans.

Role of Compensation Committee in Compensation Decisions
The compensation committee makes all compensation decisions including equity awards for the executive management team.
The chief executive officer provides the compensation committee with an evaluation of the annual performance of each member of the executive management team (other than his own, which is subsequently reviewed by the compensation committee) and makes preliminary recommendations for base salary and incentive target levels for them. The compensation committee can exercise its discretion in modifying any recommended adjustments or awards to executives made by the chief executive officer. The compensation committee, in executive session and without executive officers present, approves the chief executive officer's pay levels, including the pay levels of the other executive members of the team. The chief executive officer does not make recommendations to the compensation committee on his own pay levels.
Setting Executive Compensation
Based on our compensation philosophy and objectives, the compensation committee has structured the Company’s annual and long-term incentive based cash and non-cash executive compensation to motivate executives to achieve the short term and long term business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the compensation committee has the authority under its charter to engage an external compensation consulting firm to conduct a review of the Company’s total compensation program for the chief executive officer as well as for other members of the executive team.
The compensation committee has engaged Meridian to provide ongoing advisory services to the compensation committee, which services have included, but not been limited to, an executive compensation review for purposes of advising the compensation committee with respect to executive compensation for fiscal year 2016. In addition, Meridian provides the compensation committee with relevant market data and alternatives to consider when making compensation decisions for the chief executive officer and on the recommendations being made by the Company’s chief executive officer for executives other than the chief executive officer. The compensation committee did not and does not direct Meridian to perform its services in any particular manner or under any particular method. All of the decisions with respect to the Company's executive compensation, however, are made by the compensation committee.
The compensation committee has the sole authority to hire and terminate the compensation consultant, and the compensation committee evaluates the compensation consultant annually. In fiscal year 2016, Meridian did not perform any other services for the Company other than those described above for the compensation committee. In accordance with Rule 10C-1(b)(4) under the Exchange Act, the compensation committee has determined that Meridian is independent and that no conflict of interest exists that would be required to be disclosed in the Company’s Proxy Statement pursuant to Item 407 of Regulation S-K.
Peer Group
In making compensation decisions, the compensation committee compares each element of the total compensation program against a group of comparable publicly-traded companies for benchmarking executive compensation. This peer group of companies, which is annually reviewed and updated by the compensation committee in consultation with Meridian, consists of companies against which the compensation committee believes the Company competes for talent and for shareholder investment. In fiscal year 2016, the compensation committee reviewed compensation for a group of 15 companies in electrical and lighting component manufacturing, metals fabrication, and galvanizing industries. These peer companies had a median revenue of $784 million for the most recently reported fiscal year end, which approximated AZZ’s projected revenue for fiscal year 2016 as disclosed to Meridian by the compensation committee. This group included:

• Altra Industrial Motion Corp.	• Hubbell Incorporated
• Dynamic Materials Corp.	• Littlefuse Inc.
• Encore Wire Corp.	• LSI Industries Inc.
• L.B. Foster Company	• Powell Industries Inc.
• Franklin Electric Co Inc.	• Preformed Line Products Co.
• Generac Holdings, Inc.	• Regal Beloit Corporation
• Global Power Equipment Group Inc.	• Valmont Industries Inc.
• Haynes International Inc.

For fiscal year 2016, Generac Holdings, Inc. (“Generac”), an electrical components and equipment company, replaced Ametek, Inc. The compensation committee, in consultation with Meridian believed that Generac was a more appropriate peer company in terms of annual revenues and market capitalization for fiscal year 2016.

Though the compensation committee considers the compensation practices of these peer companies in determining the overall compensation of the Company’s NEOs (including in determining base salaries, as described below), the compensation committee does not set target compensation at specific market percentiles. Based on this peer group analysis, the compensation committee concluded that the compensation levels for the Company’s NEOs fell within the range of the observed market compensation levels.

In addition to peer market data, compensation is determined based upon the individual’s experience level and performance as well as by internal pay equity (including the executive’s accountability and impact on Company operations). In considering internal pay equity, the compensation committee has no formula or established ratios for setting one executive’s total compensation versus the compensation of another executive officer. Rather, the compensation committee subjectively evaluates the relative importance of each NEO’s role to the Company as a whole, which results in certain executives receiving more total compensation than others (e.g., the Company’s chief executive officer is paid more than its chief financial officer). The compensation committee may also consider how the Company has performed relative to the industry peer group of companies listed above.

The compensation committee strives to develop total compensation packages for our executives comprised of a balanced combination of base salary, annual incentive awards, and long-term compensation. The overall compensation of our executive officers, including the employment agreements with our chief executive officer and chief financial officer, utilizes a combination of these forms of compensation. However, the compensation committee does not establish a targeted mix or formula in allocating total compensation across these pay components. In setting executives’ compensation, the compensation committee also reviews the total compensation that each respective officer potentially could receive over the next several years under scenarios contemplating the executive’s continued employment or retirement during the period.
While the compensation committee considers a variety of factors in making compensation decisions for the Company’s NEOs, the compensation committee does not use any particular weighting or formula to determine executive compensation. Rather, the compensation committee subjectively evaluates all of the factors noted in the discussion above in determining executive compensation.

Fiscal Year 2015 Say-On-Pay Vote

At the Company’s fiscal year 2015 Annual Meeting, over 97% of the shareholders casting a ballot voted to approve the Company’s executive compensation program. After considering these non-binding, advisory vote results, the compensation committee believes the results reflect the shareholders’ concurrence that the Company’s executive compensation program is designed in an appropriate manner, consistent with sound corporate governance principles, and supports the Company’s strategic and business objectives. Additionally, the compensation committee believes these results demonstrate shareholders’ concurrence that the executive compensation program maintains an appropriate balance between utilizing responsible, measured pay practices and effectively ensuring the interests of the NEOs are incentivized by, and aligned with, the creation of long-term value for the Company’s shareholders. Consequently, the compensation committee intends to continue following the executive compensation philosophy, policies and practices it has historically utilized, and update certain compensation elements from time to time as market compensation trends evolve to best practices. The Company’s shareholders also approved at the fiscal year 2015 Annual Meeting an annual frequency for this shareholder vote to approve the Company’s executive compensation program, and the next ‘say-on-frequency” vote will be held at the Company’s fiscal year 2021 Annual Meeting.

Fiscal Year 2016 Changes to the Executive Compensation Program

Change		Objective of Change
✓	Changed long-term equity compensation mix for executive officers to 50% RSUs and 50% PSUs
To further strengthen the link of potential compensation to the Company’s performance metrics and alignment with shareholders and to motivate executive officers to achieve superior return on assets and relative TSR.

✓	Adopted a Compensation Recovery Policy	To recover certain incentive based compensation should AZZ be required to restate its financial statements or an executive officer engages in serious misconduct.
✓	SARs are no longer awarded as a component of executive compensation	To be able to grant awards with values attributable to financial metrics other than stock price. SARs are no longer a preferred vehicle for equity based awards.
✓	Discontinuation of the Company’s Profit Sharing Plan	To be able to deliver similar value of past rewards in the form of an annual cash incentive plan for the growing broad-based employee population.

Fiscal Year 2016 Executive Compensation Components

For the fiscal year ended February 29, 2016, the principal components of compensation for NEOs were:

Category	Compensation Element	Description
Cash	Base Salary
Fixed cash compensation based on responsibilities of the position. Reviewed annually for potential adjustments based on factors such as market levels, individual performance and scope of responsibilities.

	Annual Incentive Opportunity	Annual cash incentive for achievement of specific annual financial operating results.
Long-Term Incentives	Restricted Stock Units	Vest ratably over a three-year period. Settled in shares of AZZ common stock. Provide for dividend equivalent rights with respect to dividends received during the vesting period.
	Performance Share Units	Three-year pre-determined financial performance metric and a potential TSR modifier. Settled in shares of AZZ common stock. Dividend equivalents accrue during the vesting period.
Retirement	401(k) Plan	Qualified 401(k) plan available to all U.S. employees. The Company matches 100% of the first 1% and 50% of contributions between 2% and 6%.
Other	Employment Agreements	Sets standard benefits for Messrs. Ferguson and Fehlman in the event of severance.
	Change-in-Control Agreements	Sets standard benefits for senior executives upon a change-in-control.
	Other Benefits	Executive supplemental disability insurance and annual physical exam.

Base Salary

The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries for NEOs are determined for each executive based on his or her position and responsibility considering experience and external market data. Base salaries are designed so that pay opportunities for a given position will be between 75% and 125% of the median market base salary.
During its review of base salaries for executives, the compensation committee primarily considers:

•	market data and advisory services periodically provided by Meridian, the compensation committee’s external consultant;

•	internal data regarding the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.
Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or upon other changes in job responsibility.

In determining salary increases, and also in determining short-term cash incentive awards under the Senior Management Bonus Plan and long-term incentive compensation awards under the 2014 Plan, for the NEOs for fiscal year 2016, the compensation committee utilized qualitative factors to evaluate their performances and recognize their contributions and leadership during fiscal year 2016. In particular, the compensation committee considered each officer’s contributions to achieving (i) the identification, review, analysis and evaluation of companies acquired by the Company during the year, (ii) the implementation of integration plans for acquired businesses, (iii) the Company’s overall financial performance in light of challenging economic conditions, (iv) the Company’s ability to manage costs and reduce corporate spend, (v) the successful implementation of several corporate initiatives during the year, (vi) the performance of the Company’s stock price, as compared to its competitors and (vii) the Company’s business development results, as measured by new and increased business from both domestic and international customers during the year. The compensation committee also considered issues of relative amounts paid and awarded as a matter of internal equity.

The amount of each officer’s salary and incentive awards was based on the compensation committee’s subjective evaluation of each officer’s performance, the relative responsibilities of the officers and the compensation committee’s sense of fair and equitable relative distributions of salaries and awards. The compensation committee also took into account the salaries and awards paid in prior years and comparable market compensation data from the industry peer group described above. In making its evaluation and the resulting salary and award decisions for fiscal year 2016, the compensation committee took into account and acknowledged:

•
Mr. Ferguson’s efforts in leading the Company to focus on operational excellence, enhancing the sales force, driving accountability throughout the platforms, and in building a high performance team of executives to carry out the Company’s current growth and long term strategy;

•
Mr. Fehlman's efforts in integrating the new members of the Company's financial team, enhancing corporate treasury, tax and financial forecasting and reporting, including building stronger relationships with investors and financial institutions;

•
Mr. Bacius's efforts in driving the strategic planning process, developing a robust M&A pipeline, acquiring six US Galvanizing, LLC sites, acquiring the assets of Alpha Galvanizing Inc. and establishing a disciplined process for both acquisition evaluation and integration;

•
Ms. Mackey's leadership in establishing an internal legal function focused on compliance, risk mitigation and management, as well as maintaining awareness of changes in the regulatory environment where AZZ does business. Additionally, Ms. Mackey took on managing the Human Resources function mid-year to ensure AZZ maintained its emphasis on fair compensation, competitive benefits, regulatory compliance and improved training and development efforts;

•
Mr. Pendley’s leadership and management of the galvanizing business during challenging market conditions and developing a high growth organic strategy based on customer service, operations excellence and implementing several innovative technology opportunities for the Galvanizing Segment; and

•	The relative value to AZZ of the contributions made by each officer.

Additionally, the compensation committee considered the compensation of the Company’s NEOs relative to similarly situated officers of companies against which the compensation committee believes the Company competes for talent and for shareholder investment, as discussed above.

In fiscal year 2016, our NEOs received salary adjustments for their performance on several ongoing business activities and, with respect to certain officers, on the successful identification and evaluation of potential business acquisition targets, expanding international business, additional corporate responsibilities and reducing corporate expenses. The following table details adjustments to the NEOs’ base salaries for fiscal year ended February 29, 2016.

Name	FY2015 Base Salary	FY2016 Base Salary	Change(1)
Thomas E. Ferguson	$650,000	$690,000	6.2%
Paul W. Fehlman	$325,000	$344,784	6.1%
Chris Bacius	$250,000	$261,375	4.6%
Tara D. Mackey(2)	$235,000	$252,919	7.6%
Tim E. Pendley	$339,900	$360,591	6.1%

(1)	The fiscal year 2016 annual base salaries were adjusted for each NEO by 2.5% relating to the discontinuation of the Company’s profit sharing plan.
(2)
Ms. Mackey received an additional increase in her fiscal year 2016 annual base salary from $252,919 to $300,000, an 18.6% increase, relating to a mid-year market adjustment based upon the compensation committee’s review of market data and a recommendation from Meridian.

Performance-Based Incentive Compensation

The Senior Management Bonus Plan is an annual cash incentive program that provides the compensation committee the flexibility to promote high performance and achievement of corporate goals by NEOs, encourage the growth of shareholder value and allow key employees to share in the annual growth and profitability of the Company. The Senior Management Bonus Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the compensation committee oversight and modification.

At the beginning of each fiscal year, the compensation committee approves the group of employees eligible to participate in the Senior Management Bonus Plan for that fiscal year and the various incentive levels under the Senior Management Bonus Plan based on the participant’s responsibility and impact on Company operations, with target award opportunities that are established as a percentage of base salary. For fiscal year 2016, the compensation committee approved annual short term incentive target award opportunities that ranged from 50% to 85% of base salary for the Company’s NEOs. Each NEO may earn up to 200% of his or her short term incentive target award opportunity by achieving a performance level of at least 125% of his or her annual performance targets. Therefore, the maximum award payments under the Senior Management Bonus Plan may not exceed 170% of base salary for Mr. Ferguson, 120% of base salary for Messrs. Fehlman and Pendley, 110% of base salary for Mr. Bacius and 100% of base salary for Ms. Mackey. Payments made under the Senior Management Bonus Plan are forfeitable, and must be repaid to the Company by the applicable NEO, in the event the Company is required to restate its financial statements or an executive officer engages in serious misconduct.

Award payments are calculated (as a percentage of the target award opportunity) with respect to each applicable performance metric, as described below, as set forth in the following based on the percentage of performance target achieved in accordance with the following schedule:

% of Performance Target Achieved	% of Target Bonus Opportunity Earned
<51	0%
100	100%
125	200%

For every percentage point increase in the percentage of performance target achieved, the percentage of target bonus opportunity earned increased by two percentage points between the minimum payment thresholds and the target bonus opportunity. For every percentage point increase in the percentage of performance target achieved above the target bonus opportunity and the maximum target payout opportunity, the percentage of target bonus opportunity earned increased by four percentage points.

As described below, the compensation committee determines the percentage of the performance target that has been achieved for each performance objective assigned to a NEO and the corresponding percentage of the target bonus opportunity earned. For example, if the compensation committee sets a target cash award of $10,000 based upon achievement of a target level of diluted earnings per share of $1.00 and if the Company’s actual earnings per share is $1.10, the compensation committee would determine that the recipient of the award had achieved 110% of his target level and would be entitled to a cash award of 140% of his target cash award amount resulting in a cash award of $14,000.

The compensation committee assigned each NEO one or more quantitative performance goals that relate to AZZ’s strategic operating plan for fiscal year 2016. In setting the performance goals for these other performance objectives, the compensation committee considered the strategic plan of the Company, the performance of the Company during the prior fiscal year, the anticipated economic conditions for the fiscal year, and any specific circumstances facing the Company or its markets during the coming fiscal year. Levels for revenue, operating income, earnings per share, cash flow and return on assets objectives are set in alignment with the Company’s strategic plan (which includes projections relating to competition, innovation, supply chain and workforce development, and anticipated new legislation), and expectations set by the board of directors regarding earnings and Company performance, international and domestic market indicators.

The chart below shows the performance measures, the weight of each performance measure and target performance goals assigned to each NEO, actual performance achieved for fiscal year 2016 and the percentage of target performance achieved for fiscal year 2016:

Named Executive Officer	Weight	Performance Measure	FY2016 Target Performance Goal	FY2016 Achieved Performance	% of Target Performance Achieved
Mr. Ferguson	70%	Diluted earnings per share (“EPS”)	$2.99	$2.96	99%
	30%	FY2016 Cash Flow	$85,600,000	$103,713,619	121.16%

Mr. Fehlman	70%	EPS	$2.99	$2.96	99%
	30%	FY2016 Cash Flow	$85,600,000	$103,713,619	121.16%

Mr. Bacius	70%	EPS	$2.99	$2.96	99%
	30%	FY2016 Cash Flow	$85,600,000	$103,713,619	121.16%

Ms. Mackey	70%	EPS	$2.99	$2.96	99%
	30%	FY2016 Cash Flow	$85,600,000	$103,713,619	121.16%

Mr. Pendley	50%	EPS	$2.99	$2.96	99%
	25%	Segment ROA(1)	17.28%	18.32%	106.01%
	25%	Segment Operating Income(2)	$92,052,000	$95,151,354	103.37%

(1)
Segment ROA is calculated as a percentage using a numerator of tax adjusted segment operating income, divided by a denominator of total segment assets, minus segment current liabilities, plus segment current portion of long-term debt.

(2)
Segment operating income consists of net sales less cost of sales, specifically identifiable selling, general and administrative expenses and other income and expense items that are specifically identifiable to a segment.

Upon completion of the fiscal year, the compensation committee assesses the actual achieved performance of the Company against each performance objective to determine the percentage of target performance achieved. Actual performance achieved was based upon our audited financial statements. Based on the percentage of target performance achieved, the compensation committee determined the percentage of target award opportunity earned by each NEO. The amounts paid to each NEO are disclosed in the Summary Compensation Table on page 48 in the column titled “Non-Equity Incentive Plan Compensation.”

The compensation committee has determined that, based upon the actual fiscal year 2016 results, all of the NEOs met or exceeded their performance objectives regarding fiscal year 2016 goals. Awards made to our NEOs under the Senior Management Bonus Plan for performance in fiscal year 2016 are reported in column (g) of the Summary Compensation Table of this Proxy Statement on page 48.

Long-Term Incentive Compensation

On July 8, 2014, the Company’s shareholders approved the adoption of the 2014 Plan, which allows the Company to grant stock options, SARs, restricted shares, RSUs, performance awards (including PSUs) and other stock-based awards.

The purpose of our long-term incentive compensation program is to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership in the Company by executives;

•	maintain competitive levels of total compensation; and

•
facilitate compliance with the policy of the board of directors, as described above under the heading “Stock Ownership Guidelines,” requiring AZZ’s executive officers and directors to hold shares of AZZ’s common stock.

During fiscal year 2016, the compensation packages of our executive officers included long-term compensation in the form of 50% RSUs and 50% PSUs, which, during fiscal year 2016, were granted under the 2014 Plan. The RSUs and PSUs granted accrue dividend equivalents during the restricted vesting period or performance cycle, which will be paid either in cash or shares of AZZ common stock at the discretion of the compensation committee upon the vesting of the underlying award. The compensation committee, acting in consultation with the Company’s senior management and the full board of directors, determined that, beginning in fiscal 2016, the Company would grant PSUs in lieu of granting SARs for purposes of the long-term incentive compensation component of the Company’s total executive compensation program. PSUs allow the compensation committee to grant awards with values attributable to financial metrics other than stock price, which, though important to the compensation committee as a measure of Company performance, is already the sole factor in determining the value of the RSUs granted by the Company. Granting PSUs rather than SARs accordingly will allow the Company to provide its senior management with performance based compensation tied to additional financial measures critical to the Company’s long-term financial success.

SARs previously granted to the Company’s executive officers under the 2005 Plan had a grant price equal to the closing price of one share of AZZ common stock on the NYSE on the day of grant (the “grant price”). The SARs granted may be exercised for the period of time from their respective vesting dates until the seventh anniversary of the grant date. On each of the first three anniversaries of the grant date, one-third (1/3) of the SARs granted shall vest. The exercise price is equal to the closing price of one share of AZZ common stock on the NYSE on the day of exercise (the “exercise price”). SARs are settled in shares of AZZ common stock of an amount equal to the excess value of the grant date price over the exercise price. The final vesting date for outstanding SARs awarded under the 2005 Plan will be on March 1, 2017, and all of such outstanding and unexercised SARs will expire on or prior to March 1, 2021.

On April 27, 2015, the compensation committee awarded an aggregate of 47,113 RSUs and an aggregate of 28,553 PSUs to certain officers and employees of the Company under the 2014 Plan. The RSUs vest ratably during a three year period from the grant date, with one-third of the RSUs vesting on each of the first, second and third anniversaries of the grant date, and are settled in shares of AZZ common stock. The PSUs cliff vest at the end of a three-year period based on financial performance metrics and are settled, if at all, in shares of AZZ common stock.

RSU award levels are determined based on market data, vary among participants based on their positions within the Company, and are granted after the Company publically announces its financial results for the prior full fiscal year. To determine target awards of RSUs, the compensation committee first establishes a target value to be delivered to each NEO through long-term equity awards. In setting target value, the compensation committee considered various factors, including the following:

•	the practice of granting equity awards only once every year;

•	the emphasis placed on equity in the mix of total compensation;

•	the officer’s experience and performance;

•	the scope, responsibility and business impact of the NEOs position;

•	the perceived retention value of the total compensation package in light of the competitive labor market;

•	alignment with AZZ's compensation philosophy and objectives;

•	cost and dilution impact;

•	grant practices of our industry peer group; and

•	input and advice from our executive compensation consultant.

No particular weighting was assigned to the factors described above in the determination of the compensation mix for fiscal year 2016.

Once the target value has been established, the compensation committee determines the value of a RSU award based on the closing share price of the Company’s common stock on the date of grant. For fiscal year 2016, the compensation committee granted RSUs to our NEOs with a grant date value of 50% of the established target value for total long-term incentive equity grants.

In determining the amount of RSUs and PSUs to be granted to Mr. Ferguson, the compensation committee considered his experience serving as an executive officer of a public company, his extensive strategic management experience both domestically and internationally in the industries in which the Company operates, and his track record for helping businesses achieve growth, both organically and through acquisitions in the global marketplace. The number and value of RSUs and PSUs granted to each of the NEOs in fiscal year 2016 can be found in the table provided below under the caption “Grants of Plan Based Awards” of this Proxy Statement.

For fiscal year 2016, the Company granted PSUs to the NEOs (in lieu of SARs). These PSUs have a three- year performance cycle and will vest and become payable, if at all, on the third anniversary of the award date, with payments to be settled in shares of the Company’s common stock. Payments under the PSUs will be based on the Company’s degree of achievement of 8.5% adjusted return on assets (“Adjusted ROA”) during this three-year performance cycle, such that achievement of an 8.5% Adjusted ROA during this period would result in participants receiving a payment of 100% of their respective target value for the PSUs. The compensation committee determined that 8.5% Adjusted ROA was an appropriate target based, in part, on the median three-year Adjusted ROA of the specific industry peer group discussed below of 8.3% along with the compensation committee’s review of the Company’s historical Adjusted ROA. Award recipients will not be entitled to receive any payment under the PSUs unless Adjusted ROA exceeds at least 75% of the target Adjusted ROA, and award recipients will not receive any incremental increase in payment under the PSUs based on the achievement of Adjusted ROA in excess of 125% of the target Adjusted ROA. Within these constraints, payments under the PSUs will be determined as follows:

% of Adjusted ROA Target Achieved	% of Target Payment Amount Paid
<75	0%
100	100%
125	200%

For every percentage point increase in the percentage of the Adjusted ROA target achieved, the percentage of the target payment under the PSUs will increase by four percentage points.

In addition to the Adjusted ROA performance metric, the target PSUs granted for fiscal year 2016 are subject to a potential modifier based on the Company’s total shareholder return (“TSR”) relative to the TSR for a specific industry peer group selected solely for PSUs over the same three-year period, giving effect to any dividends paid during such period. In the event the Company’s TSR for such period ranks within the top quartile relative to the specific industry peer group companies described below, the percentage of the target payment under the PSUs will be increased by an additional 25%, up to a maximum of 250% of the target award. Solely for purposes of illustration, the Company is providing the sample calculations below:

% of Adjusted ROA Target Achieved (No TSR Modifier)	% of Target Award Amount Paid	% of Adjusted ROA Target Achieved (With TSR Modifier)	% of Target Award Amount Paid
76%	4%	76%	5%
100%	100%	100%	125%
125%	200%	125%	250%

Upon completion of the three-year performance cycle ending on February 28, 2018, the compensation committee shall determine the amount of Adjusted ROA achieved by the Company for such period based on the Company’s audited financial statements and whether or not the Company’s relative TSR for such period ranks within the top quartile of the specific industry peer group.

The compensation committee has selected a specific industry peer group solely for the TSR modifier applicable to PSUs to be comprised of companies similar to the Company based on (i) status as a publicly-traded company with products or end markets similar to those of the Company’s which have small to mid-cap market capitalization, (ii) consideration of industry peers as determined by Institutional Shareholder Services Inc., (iii) equity analyst groups, and (iv) the S&P SmallCap 600 Industrials Index. The compensation committee selected the specific industry peer group below for the TSR modifier, rather than the Company’s peer group described on page 36, because it believed that this specific industry peer group provided for a consistent comparison with the Company’s business with respect to the TSR metric and was therefore a more appropriate means of evaluating the Company’s TSR relative to an industry standard level of TSR. For the PSUs granted in fiscal year 2016, the specific industry peer group consists of the following companies:

• Dynamic Materials Corp.	• MasTec, Inc.
• Enersys, Inc.	• Powell Industries Inc.
• L.B. Foster Company	• Preformed Line Products Co.
• Franklin Electric Co. Inc.	• Regal Beloit Corporation
• Global Power Equipment Group Inc.	• Team Inc.
• Haynes International Inc.	• Valmont Industries Inc.

RSUs and PSUs granted under the 2014 Plan include dividend equivalents, which are intended to provide the recipient of these equity awards with the benefits of dividends paid on the underlying shares of AZZ common stock during the vesting period. Dividend equivalents are calculated based upon the dividends paid by the Company during the vesting period of the applicable award and are paid only upon the vesting of the underlying equity award, and such dividend equivalents may be paid in either cash or shares of AZZ common stock. Recipients of RSUs and PSUs have no rights with respect to accrued dividend equivalents unless and until the vesting of the underlying award. During fiscal year 2016, Mr. Bacius was the only NEO to receive a payment based on dividend equivalents, which included an additional 13 shares of AZZ common stock upon the vesting of 1,980 RSUs on March 1, 2016.

Benefits and Perquisites
The Company provides benefits to its salaried employees including health care coverage, life and long-term disability insurance benefits, 401(k) matching contributions, and reimbursement for educational expenses. In addition to the aforementioned benefits provided to all employees generally, the Company provides the NEOs with nominal perquisites that the Company and the compensation committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior talent for key leadership positions. These perquisites include reimbursement of costs associated with, club membership dues, executive physical exams and executive supplemental disability insurance. The compensation committee annually reviews the levels of benefits and perquisites provided to the Company’s NEOs.

Severance Benefits

The Company has employment agreements with two of our NEOs, Messrs. Ferguson and Fehlman. Additionally, the Company has entered into Change of Control Severance Agreements with certain key employees, including the NEOs. These agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements for the NEOs is provided under the heading “Potential Payment Upon Termination or Change of Control” of this Proxy Statement. We do not have any arrangement providing for tax gross up payments of any compensation elements with any of our executive officers, including for severance and change in control benefits.
Retirement and Other Benefits
We do not maintain a defined-benefit retirement program. Instead, all Company employees, including NEOs, are eligible to participate in the AZZ Inc. Employee Benefit Plan and Trust (the “Benefit Plan”).
The Benefit Plan is a tax-qualified savings plan pursuant to which all Company employees, including the NEOs, can contribute a portion of their annual salary on a pre-tax basis up to certain limits prescribed by the Internal Revenue Service. The Company matches 100% of the first 1%, and 50% of contributions between 2% and 6%, of eligible pay that each employee contributes. Company matching contributions are fully vested after two years of service. Employees may select from among several mutual funds when investing their 401(k) account funds.
As of March 1, 2015, the Company elected to discontinue further contributions to its profit sharing plan for its employees and replaced the profit sharing plan with a new annual cash bonus incentive program that would drive the achievement of the Company’s annual goals in the form of a short term incentive program so that all eligible employees of the Company would have the opportunity to participate. In lieu of future contributions to the profit sharing plan, all employees, including our NEOs, who already participated in a defined management incentive plan, received a 2.5% increase in base salaries. For all other employees whom did not previously participate in a defined incentive plan, an annual incentive bonus target of 7.5% may be paid based upon the achievement of specific performance metrics determined for each participant’s business unit.

Employee Stock Purchase Plan.
AZZ’s Employee Stock Purchase Plan (the “ESPP”) allows eligible employees of the Company, including NEOs, to purchase shares of the Company’s common stock, two times per year, at a 15% discount through accumulated payroll deductions. Offerings under the ESPP have a duration of 24 months. Participation in the ESPP is entirely voluntary. Under the ESPP, employees are permitted to contribute 0% to 10% of their pay on an after-tax basis for a maximum contribution limit in any one year of $21,250 (85% of $25,000) and may not purchase more than 5,000 shares during any offering period. Participants may terminate or decrease their payroll deductions during an enrollment period by withdrawing the accumulated payroll deductions at any time prior to the end of the offering period.
Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to the principal executive officer or any of the four most highly compensated executive officers (other than the principal executive officer) unless the compensation is based on attainment of pre-established objective performance goals and certain other requirements are met. The Company believes that compensation paid under the short-term and long-term management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
In addition, Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control of the Company and that the Company could lose an income tax deduction for such payments. The Company has not provided any executive with tax gross ups or other reimbursement for tax amounts that the executive might be required to pay under Section 4999.

Compensation-Related Risk Management

The compensation committee, and the board of directors, believes the Company’s compensation policies and practices for its NEOs, and those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could potentially have a material adverse effect on the Company. The compensation committee believes that, as discussed at length above, the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to provide incentives to achieve both short-term and long-term business objectives that benefit the Company. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the compensation committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS

The Company’s board of directors adopted stock ownership guidelines requiring AZZ’s executive officers to hold a minimum amount of Company stock equal in value to a multiple of their respective annual base salaries. The board of directors believe that this ownership requirement encourages the alignment of executive and shareholder interests by requiring executives to acquire and maintain a meaningful stake in the Company. The stock ownership guidelines are set by the compensation committee as a result of a competitive analysis prepared by Meridian and reviewed each year and updated as necessary. These guidelines include thresholds based on both market value of the shares as a multiple of base salary and on the number of shares held. AZZ’s president and chief executive officer is encouraged to hold shares with a value equal to or greater than the amount equal to 400% of his base salary, up to a maximum of 100,000 shares; AZZ’s chief financial officer and chief operating officer, galvanizing are each encouraged to hold shares with a value equal to or greater than the amount equal to 300% of each officer’s base salary, up to a maximum of 30,000 shares; and AZZ’s other officers and vice presidents are each encouraged to hold shares with a value equal to or greater than the amount equal to 100% of the officer’s base salary, up to a maximum of 7,500 shares. All shares held by an executive officer are considered in the determination of compliance with this policy, including shares held under the Benefit Plan or AZZ’s Employee Stock Purchase Plan.

Executive officers joining AZZ, or who subsequently become executive officers due to a promotion, are encouraged to comply with the policy by the later of the date three years from the date the individual first becomes an officer as a result of promotion or the date five years from the date the individual was hired by AZZ. In the event an individual becomes subject to a new higher threshold due to a promotion (e.g., if a current vice president is subsequently promoted to chief operating officer), the individual is encouraged to comply with the new threshold by the later of the date three years from the date of such promotion or the date five years from the date the individual was originally hired by AZZ. Mr. Pendley currently holds the applicable target level of stock, while the remaining NEOs continue to work toward acquiring their target levels within five years from the date they were hired by AZZ in compliance with the guidelines.

Compensation Recovery Policy

On January 20, 2016, the board of directors adopted the AZZ Inc. Compensation Recovery Policy (the “Clawback Policy”), to provide a mechanism for the recovery of certain incentive based compensation should AZZ ever be required to restate its financial statements or an executive officer engages in serious misconduct. The Clawback Policy provides for the recovery of awards granted within three years of a restatement of AZZ’s financial statements and within one year of the misconduct of the applicable officer or employee. The Clawback Policy applies to all applicable incentive based compensation granted after the effective date of the Clawback Policy.

In connection with the adoption of the Clawback Policy, the Committee has amended each of the 2014 Plan and the Company’s Senior Management Bonus Plan and other incentive plans, to clarify that future awards granted under such plans following the effective date of the Clawback Policy is subject to the Clawback Policy. Following the effective date of the Clawback Policy, the Company will issue any RSUs, stock appreciation rights or PSUs under the 2014 Plan using award agreements updated to clarify that such future awards are subject to the Clawback Policy.

Anti-Hedging and Anti-Pledging Policies

The Company’s Insider Trading Policy prohibits directors and executive officers from engaging in speculative or hedging and pledging transactions or short sales and trading in “puts” and “calls” involving AZZ common stock.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and as set forth in this Proxy Statement. Based on such review and discussions, the compensation committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 29, 2016.
THE COMPENSATION COMMITTEE
Daniel E. Berce, Chairman
Dr. H. Kirk Downey
Paul Eisman
Peter A. Hegedus
Kevern R. Joyce

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the NEOs for the fiscal year ended February 29, 2016 and the two prior fiscal years, if applicable. The Company currently has employment agreements with two of the NEOs, Messrs. Ferguson and Fehlman. When setting total compensation for each of the NEOs, the compensation committee reviews the executive’s current compensation, including cash and equity based compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards/ RSUs ($) (e)(1)	Option /SARs Awards ($) (f) (2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i) (4)	Total ($) (j)
Thomas E. Ferguson	2016	$690,000	—	$900,000	$—	$726,087	—	$14,542	$2,330,629
President & Chief	2015	$650,000	—	$450,002	$450,007	$668,720	—	$60,378	$2,279,107
Executive Officer	2014	$214,205	—	$678,900	$518,486	$215,000	—	$18,546	$1,645,137

Paul W. Fehlman	2016	$344,784	—	$275,000	$—	$256,106	—	$8,694	$884,584
Senior Vice President	2015	$325,000	—	$137,505	$137,513	$229,873	—	$9,847	$839,738
& Chief Financial Officer	2014	$6,771	—	$—	$—	$—	—	$41	$6,812

Chris Bacius	2016	$261,375	—	$110,000	$—	$177,970	—	$13,349	$562,695
Vice President,	2015	$—	—	$—	$—	$—	—	$—	$—
Corporate Development	2014	$—	—	$—	$—	$—	—	$—	$—

Tara D. Mackey	2016	$272,536	—	$ 168,020(5)	$—	$185,570	—	$12,557	$638,682
Chief Legal Officer	2015	$—	—	$—	$—	$—	—	$—	$—
& Secretary	2014	$—	—	$—	$—	$—	—	$—	$—

Tim E. Pendley	2016	$360,591	—	$225,000	$—	$233,663	—	$11,568	$830,822
Senior Vice President &	2015	$339,900	—	$105,038	$105,009	$179,467	—	$28,752	$758,166
Chief Operating Officer, Galvanizing	2014	$330,000	—	$115,033	$70,802	$143,567	—	$39,795	$699,197
__________

(1)
The amounts in this column for the fiscal year ended February 29, 2016 reflect the aggregate grant date fair market value calculated in accordance with FASB ASC Topic 718 for RSU awards granted to the NEOs under the 2005 Plan and the 2014 Plan and the PSUs granted under the 2014 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 29, 2016, included in the Company’s Annual Report on Form 10-K.

(2)
The amounts in this column reflect the aggregate grant date fair market value calculated in accordance with FASB ASC Topic 718 for SARs awards granted to the NEOs under the 2005 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 29, 2016, included in the Company’s Annual Report on Form 10-K.

(3)	The amounts in this column reflect the cash awards granted under the Company’s Senior Management Bonus Plan.
(4)	All other compensation in column (i) consists of the perquisites as described in the table below entitled “Perquisites” on a per executive basis for fiscal year 2016.
(5)
This amount includes a one-time mid-year equity award for Ms. Mackey based upon the compensation committee’s review of market data and a recommendation from Meridian and an additional one-time equity award for Ms. Mackey assuming additional corporate human resources leadership responsibilities during the year.

The following table shows the components comprising column (i) under the heading “All Other Compensation” in the Summary Compensation Table above:

Perquisites
Name	Contribution to 401(k) Plan(1)	Insurance Benefits(2)	Club Dues	Physical Exams	All Other Perquisites	Total

Thomas E. Ferguson	$9,333	$3,079	—	$2,130	—	$14,542
Paul W. Fehlman	$5,266	$2,389	$1,039	—	—	$8,694
Chris Bacius	$9,341	$1,878	—	$2,130	—	$13,349
Tara D. Mackey	$9,654	$1,302	—	$1,600	—	$12,557
Tim E. Pendley	$9,221	$2,347	—	—	—	$11,568
_________

(1)
Matching 401(k) contributions allocated by the Company during fiscal year 2016 to each of the NEOs pursuant to the Company’s Benefit Plan (which is more fully described on page 45 under the heading “Retirement and Other Benefits”).

(2)	The value attributable to each of the NEOs pursuant to the AZZ Supplemental Individual Disability Insurance Plan.

GRANTS OF PLAN BASED AWARDS

The following table provides information about cash incentive awards and equity awards made during fiscal year 2016 to each of the NEOs under the Company’s Senior Management Bonus Plan and the 2014 Plan.

								All Other Stock/RSU Awards:	All Other Option/SARs Awards:		Grant Date Fair Value
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying Options/	Exercise or Base Price of Option/ SARs	of Stock/RSU and Option/ SARs
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)	or Units (#) (3)	SARs (#) (4)	Awards ($/sh)	Awards ($) (5)

Thomas E. Ferguson	3/1/15	11,730	586,500	1,173,000	—	—	—	—	—	—	—
	4/27/15	—	—	—	—	—	—	9,311	—	—	450,000
	4/27/15	—	—	—	—	9,311	—	—	—	—	450,000

Paul W. Fehlman	3/1/15	4,137	206,871	413,741	—	—	—	—	—	—	—
	4/27/15	—	—	—	—	—	—	2,845	—	—	137,499
	4/27/15	—	—	—	—	2,845	—	—	—	—	137,499

Chris Bacius	3/1/15	2,875	143,756	287,513	—	—	—	—	—	—	—
	4/27/15	—	—	—	—	—	—	1,138	—	—	55,000
	4/27/15	—	—	—	—	1,138	—	—	—	—	55,000

Tara D. Mackey	3/1/15	2,998	149,895	299,790	—	—	—	—	—	—	—
	4/27/15	—	—	—	—	—	—	1,138	—	—	55,000
	4/27/15	—	—	—	—	1,138	—	—	—	—	55,000
	11/6/15	—	—	—	—	—	—	1,000	—	—	58,020

Tim E. Pendley	3/1/15	4,327	216,355	432,709	—	—	—	—	—	—	—
	4/27/15	—	—	—	—	—	—	2,328	—	—	112,512
	4/27/15	—	—	—	—	2,328	—	—	—	—	112,512

(1)	Possible pay-outs to each NEO under the Company’s Senior Management Bonus Plan.
(2)
In fiscal year 2016, long-term equity incentive grants included PSUs, which will vest at the end of three years, if at all, based on an annual average Adj ROA during the performance cycle with a potential TSR modifier at the end of the performance cycle. Payouts may range from 0% to 200% with a maximum award payout of 250% with the TSR modifier.

(3)	Number of RSUs granted to the NEOs under the 2014 Plan.
(4)	Beginning in fiscal year 2016, SARs were no longer granted as a component of the Company’s executive compensation program.
(5)
The amounts in this column for the fiscal year ended February 29, 2016 reflect the aggregate grant date fair market value calculated in accordance with FASB ASC Topic 718 for RSU and PSU awards granted to the NEOs under the 2014 Plan. Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended February 29, 2016, included in the Company’s Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options, SARs, RSUs and PSUs by each of the NEOs as of February 29, 2016. Each option grant, SAR, RSU and PSU is shown separately for each NEO.

Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)

Thomas E. Ferguson	20,000	20,000	—	45.26	11/04/20	—	—	—	—
	8,824	17,647	—	43.92	03/01/21	—	—	—	—
	—	—	—	—	—	5,000	252,500	—	—
	—	—	—	—	—	10,492	529,846	—	—
	—	—	—	—	—	9,392	474,296	—	—
	—	—	—	—	—	—	—	9,392	474,296

Paul W. Fehlman	2,696	5,393	—	43.92	03/01/21	—	—	—	—
	—	—	—	—	—	3,206	161,903	—	—
	—	—	—	—	—	2,869	144,885	—	—
	—	—	—	—	—	—	—	2,869	144,885

Chris Bacius	908	1,816	—	43.92	09/01/21	—	—	—	—
	—	—	—	—	—	2,352	118,776	—	—
	—	—	—	—	—	1,147	57,923	—	—
	—	—	—	—	—	—	—	1,147	57,924

Tara D. Mackey	904	1,807	—	43.92	05/01/21	—	—	—	—
	—	—	—	—	—	1,024	51,712	—	—
	—	—	—	—	—	1,147	57,923	—	—
	—	—	—	—	—	1,003	50,652	—	—
	—	—	—	—	—	—	—	1,147	57,924

Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Tim E. Pendley	5,110	—	—	20.91	03/01/18	—	—	—	—
	6,328	—	—	25.67	03/01/19	—	—	—	—
	3,336	1,669	—	45.36	03/01/20	—	—	—	—
	2,059	4,118	—	43.92	03/01/21	—	—	—	—
	—	—	—	—	—	2,536	128,068	—	—
	—	—	—	—	—	2,449	123,674	—	—
	—	—	—	—	—	2,348	118,574	—	—
	—	—	—	—	—	—	—	2,348	118,574
__________

(1)	Amounts in this column represent vested but unexercised SARs awards.
(2)	The SARs listed vest and become exercisable over a three-year period with 1/3rd of the SARs vesting on each of the first, second and third anniversaries of the grant date.
(3)
Amounts in this column represent RSU awards, which vest ratably over a three-year period from the grant date (other than RSUs granted on or prior to March 1, 2014, which cliff vest in full three (3) years from the grant date.

(4)	The fair market value of RSU and the PSU awards is based upon the closing market price of AZZ common stock on February 29, 2016, which was $50.50.
(5)	Amounts in this column represent PSU awards, which have a three-year performance cycle and will vest and become payable, if at all, on the third anniversary of the award date.

OPTION/SAR EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2016
The following table provides information regarding the vesting of RSUs and SARs exercised by NEOs during fiscal year 2016. None of the NEOs exercised SARs during fiscal year 2016.

	Option/SAR Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas E. Ferguson Paul W. Fehlman Chris Bacius Tara D. Mackey Tim E. Pendley	— — — — —	— — — — —	5,000 — 1,993(4) — 3,990	286,900(3) — 90,522(5) — 181,226(5)
__________

(1)	None of the NEOs exercised vested SAR awards during fiscal year 2016.
(2)	Awards vested were RSUs.
(3)	The value realized upon the vesting of the RSUs is based on the closing price of our common stock on the vesting date, November 4, 2015, of $57.38.
(4)	This number includes 13 additional shares of AZZ common stock as payment for dividends accrued during the vesting period of the underlying equity award of 1,980 RSUs.
(5)	The value realized upon the vesting of the RSUs is based on the closing price of our common stock on the vesting date, March 1, 2015, of $45.42.
__________

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Payments Made Upon Resignation, Termination, Death or Disability

Ferguson Employment Agreement

If, prior to a change of control, Mr. Ferguson’s employment is terminated due to disability or death or for Cause, Mr. Ferguson, or his estate, shall be entitled to receive in a lump sum (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time, and (iii) reimbursement for any business expenses incurred prior to the date of termination. If the Company terminates Mr. Ferguson’s employment without Cause, he is entitled to receive (i) the amounts described in the immediately preceding sentence, payable in a lump sum payment, (ii) a cash amount equal to his base salary from the date of his termination to the end of the term of his employment agreement (but in no event less than his base pay for a 24 month period), payable in accordance with the Company’s standard payroll procedures (the “Severance Payment”) and (iii) a portion of the cash award he would have received under the Company’s Senior Management Bonus Plan, pro-rated as of the date of such termination and calculated as if Mr. Ferguson were employed by the Company as of the last day of the relevant fiscal year, all qualitative goals have been achieved and all quantitative goals have been satisfied in the amounts determined by the board of directors. In addition, if the Company does not renew the term of Mr. Ferguson’s employment agreement on the third anniversary thereof, Mr. Ferguson shall be entitled to receive (i) the amounts described in the first sentence of this paragraph, payable in a lump sum payment, and (ii) a cash amount equal to 12 months of his base salary, as in effect on November 4, 2016, payable in accordance with the Company’s standard payroll procedures. Mr. Ferguson also received RSUs and SARs under the terms of his employment agreement. Under their terms, these RSUs and SARs vest and become exercisable when Mr. Ferguson’s employment terminates, except in the event the Company terminates his employment for Cause or Mr. Ferguson terminates his employment without Good Reason, in which case such equity awards shall be forfeited.

In Mr. Ferguson’s employment agreement, “Cause” is defined as (i) his commission or conviction of, or the entering of a guilty plea or plea of no contest by him with respect to, a felony, the equivalent thereof, any other crime with respect to which imprisonment is a possible punishment, or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft, or sexual harassment; (ii) excessive absenteeism by Mr. Ferguson not related to death or disability or otherwise permissible by applicable law or the Company’s policies for sick leave, permitted vacations, or paid time off; (iii) Mr. Ferguson’s engaging in any activity (including, without limitation, alcohol or drug abuse or other self-induced affliction, or making disparaging remarks about the Company or any of its affiliates or any of their respective officers, employees, managers, directors, members or shareholders) that injures (monetarily or otherwise), in a material respect, the reputation, business or a business relationship of the Company or any of its affiliates; (iv) Mr. Ferguson’s gross negligence or material malfeasance (including, without limitation, commission of any intentional act of fraud, misappropriation or theft against the Company or its affiliates or his intentional misrepresentation of any material financial or operating results of the Company or any of its affiliates); (v) Mr. Ferguson’s significant violation of any statutory or common law duty of loyalty to the Company or any of its affiliates; (vi) Mr. Ferguson’s material breach of any provision of his employment agreement or of a material written policy or code of conduct of the Company; or (vii) Mr. Ferguson’s refusal or failure to carry out the legitimate directives or instructions of the board of directors (or such other person to whom he reports as may be designated from time to time by the board of directors) that are consistent with the scope and nature of his duties and responsibilities set forth herein; provided that in the case of clause (ii), (vi) or (vii) above, only if such breach, refusal or failure has not been cured within fifteen (15) days after Mr. Ferguson’s receipt of written notice from the Company describing such breach or failure in reasonable detail; provided, further, that Mr. Ferguson shall be entitled to no more than one opportunity to cure such matters for any reason.

In Mr. Ferguson’s employment agreement, “Good Reason” is defined as (i) the relocation by the Company of Mr. Ferguson’s principal place of employment of more than fifty (50) miles from the location of his principal place of employment as of the date hereof, which relocation is not rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice describing such relocation; (ii) a reduction by the Company in Mr. Ferguson’s base salary, unless such reduction is rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice referring to this provision and describing such reduction; (iii) a material diminution of Mr. Ferguson’s responsibilities or duties, which diminution is not rescinded within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of notice describing such diminution; (iv) any other material breach by the Company of any material provision of Mr. Ferguson’s employment agreement, which material breach is not corrected within fifteen (15) days after the date of receipt by the board of directors from Mr. Ferguson of a notice referring to this provision and describing such material breach; or (v) a material breach by the Company of any equity award agreement (whether with respect to stock appreciation rights, RSUs or otherwise) by and between the Company and Mr. Ferguson then in effect or the terms of any equity plan incorporated therein, which material breach is not corrected within forty-five (45) days after the date of receipt by the board of directors from Mr. Ferguson of a notice describing such material breach.

Mr. Ferguson’s employment agreement contains provisions requiring him not to disclose any Confidential Information, as defined therein, except to further the business of the Company or with the Company’s consent. Mr. Ferguson is also prohibited from using the Confidential Information for any purpose other than the pursuit of the business of the Company. These obligations of confidentiality and non-use remain in effect during Mr. Ferguson’s employment and indefinitely thereafter.

Mr. Ferguson’s employment agreement also requires him not to solicit for employment any person who is an employee of the Company or its affiliates. This non-solicitation provision remains in effect during the course of Mr. Ferguson’s employment with the Company and for a period of 12 months after termination of such employment at any time and for any reason. Mr. Ferguson is prohibited, during the term of his employment with the Company and for a period of 12 months after his employment terminates, from directly or indirectly soliciting any person, who at the time of his termination was a client, customer, vendor, consultant, or agent of the Company to cease doing business in whole or in part with the Company. During the term of his employment with the Company and for a period of 12 months after termination of such employment, Mr. Ferguson is also prohibited from acquiring any equity securities of the Company (other than through the grant of equity awards by the Company or his participation in the Company’s ESPP or attempting to engage in any proxy solicitation with respect to the Company’s equity securities).

Senior Management Bonus Plan. A discussion of the Senior Management Bonus Plan can be found on page 40 of this Proxy Statement, under the section titled, "Performance–Based Incentive Compensation".

Fehlman Employment Agreement

Mr. Fehlman’s employment agreement contains provisions identical to those described above with respect to Mr. Ferguson’s employment agreement, except that Mr. Fehlman receives different amounts of base salary and other compensation, which amounts are described in the Summary Compensation Table above, and that Mr. Fehlman’s Severance Payment is calculated based on a minimum period of 12 months rather than 24 months.

Payments made upon a Change In Control

Ferguson Change In Control Agreement. If, during the period of time beginning on the date a definitive agreement regarding a change in control is executed and ending on the date one year following a change in control, Mr. Ferguson’s employment is terminated for any reason other than by the Company for Cause or by Mr. Ferguson without Good Reason (in each case as defined in his employment agreement), the Company would be required to pay him (i) his full base salary through his date of termination and (ii) a payment equal to 299% of his base salary (without giving effect to any reduction in base salary serving as grounds for termination for Good Reason) (a “Change in Control Severance Payment”), in each case through a lump sum payment to be made promptly following Mr. Ferguson’s execution and delivery of a release and waiver agreement. In addition, upon such a termination of employment following a change in control, all unvested equity awards held by Mr. Ferguson shall immediately vest and become exercisable.

Fehlman Change In Control Agreement. Mr. Fehlman’s Change in Control Agreement contains provisions identical to those described above for Mr. Ferguson with respect to Mr. Ferguson’s Change in Control Agreement except that Mr. Fehlman’s Change in Control Severance Payment is calculated as 200% of his base salary.

Executive Change In Control Severance Agreements. The Executive Change in Control Severance Agreements with the Company’s NEOs other than Messrs. Ferguson and Fehlman provide:

•
If the executive’s employment is terminated within one year following a change in control by the Company for Cause or by the executive for other than Good Reason, the Company must pay him or her their full base salary through the date of termination plus all other amounts to which he or she is entitled under any compensation or benefit plan of the Company at the time such payments are due, and the Company shall have no further obligation to him or her under the Change in Control Agreement.

•
If the executive’s employment is terminated before one year following a change in control by the Company other than for Cause or disability, or by the executive for Good Reason, he or she shall be entitled to a lump sum payment of his or her base salary through the date of termination plus any other amounts to which he or she is entitled under any compensation plan of the Company at the time such payments are due; a lump sum severance payment in an amount equal to two times his or her base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and the vesting and immediate exercisability of all stock options, RSUs and SARs; and reimbursement for all legal fees and expenses incurred in seeking to enforce the Executive Change in Control Severance Agreement.

•
“Cause” as used in the Executive Change in Control Severance Agreements is defined as (1) conviction of a crime involving moral turpitude or providing for imprisonment, (2) commission of any willful malfeasance or gross negligence in the discharge of his or her duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries or (3) failure to timely correct after written notice, any specific failure in performance of the duties of his or her position with the Company.

•	“Good Reason” as used in such Executive Change in Control Severance Agreements includes, with respect to each executive:

(A) a substantial adverse alteration in the nature or status of his or her responsibilities from those in effect immediately prior to the change in control;

(B) a reduction in his or her annual base salary in effect on the date of the change in control;

(C) the relocation of the Company’s principal executive offices or the Company's requiring the executive to be based anywhere other than a site less than thirty (30) miles from the site where he or she is now principally based;

(D) the failure by the Company, without his or her consent, to pay to him or her any portion of his or her current compensation;

(E) the failure by the Company to continue or replace any compensation plan material to his or her total compensation or the failure to continue his or her participation therein on a basis not materially less favorable, as existed at the time of the change in control;

(F) the failure of the Company to continue to provide him or her with benefits substantially similar to those enjoyed by him or her under deferred compensation plans, life insurance, medical, health and accident, or disability or vacation plans or policies in which he or she was participating at the time of the change in control;

(G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Change in Control Severance Agreement; or

(H) any purported termination of his or her employment by the Company other than because of total disability, death or for Cause.

The Company has an opportunity to correct the matters specified in clauses (A), (B), (E), (F), (G), or (H) of the immediately preceding sentence before they constitute Good Reason.

POTENTIAL PAYMENTS

The following table reflects the amount of compensation to each of the NEOs in the event of termination of that executive’s employment as the result of voluntary termination, involuntary not-for-cause termination, for “Cause” termination, termination following a change of control and disability or death of the executive. The amounts shown assume that such termination was effective as of February 29, 2016, and that each NEO had met requirements under our incentive compensation plans that the executive be employed as of year-end to receive benefits related to the year, and thus include amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from the Company. As of February 29, 2016, each executive had received all of the base salary earned during fiscal year 2016, and no portion of his or her base salary was unpaid at that date.

TRIGGERING EVENTS

	Termination of Employment Before Change in Control				Termination of Employment Within One Year After Change in Control
	Death/ Disability	Termination for Cause	Termination Without Cause		Death/ Disability	Termination for Cause	Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Mr. Ferguson
Severance	$—	$—	$1,966,500	(1)	$—	$—	$2,063,100	(2)	$2,063,100	(2)	$—
Short-Term Cash Incentive(3)	$586,500	$—	$586,500		$—	$—	$—		$—		$—
SARs(4)	$1,901,174	$—	$—		$1,901,174	$—	$1,901,174		$1,901,174		$—
RSUs(5)	$1,256,642	$—	$—		$1,256,642	$—	$1,256,642		$1,256,642		$—
PSUs(6)	$—	$—	$—		$—	$—	$—		$—		$—
Life Insurance Benefit(7)	$500,000	$—	$—		$500,000	$—	$—		$—		$—
TOTAL	$4,244,316	$—	$2,553,000		$3,657,816	$—	$5,220,916		$5,220,916		$—

Mr. Fehlman
Severance	$—	$—	$551,655	(8)	$—	$—	$1,135,978	(9)	$1,135,978	(9)	$—
Short-Term Cash Incentive(3)	$206,871	$—	$206,871		$—	$—	$—		$—		$—
SARs(4)	$136,199	$—	$—		$136,199	$—	$136,199		$136,199		$—
RSUs(5)	$306,788	$—	$—		$306,788	$—	$306,788		$306,788		$—
PSUs(6)	$—	$—	$—		$—	$—	$—		$—		$—
Life Insurance Benefit(10)	$344,784	$—	$—		$344,784	$—	$—		$—		$—
TOTAL	$994,641	$—	$758,526		$787,770	$—	$1,578,964		$1,578,964		$—

Mr. Bacius
Severance	$—	$—	$—	$522,750	$—	$522,750	(11)	$522,750	(11)	$—
Short-Term Cash Incentive(3)	$143,756	$—	$143,756	$—	$—	$—		$—		$—
SARs(4)	$91,708	$—	$—	$91,708	$—	$91,708		$91,708		$—
RSUs(5)	$147,965	$—	$—	$147,965	$—	$147,965		$147,965		$—
PSUs(6)	$—	$—	$—	—	$—	$—		$—		$—
TOTAL	$383,429	$—	$143,756	$762,423	$—	$762,423		$762,423		$—

Ms. Mackey
Severance	—	—	—	$600,000	—	$600,000	(11)	$600,000	(11)	$—
Short-Term Cash Incentive(3)	$165,000	—	$165,000	$—	—	$—		$—		$—
SARs(4)	$91,254	—	$—	$91,254	—	$91,254		$91,254		$—
RSUs(5)	$210,787	—	$—	$210,787	—	$210,787		$210,787		$—
PSUs(6)	$—	—	$—	$—	—	$—		$—		$—
TOTAL	$467,041	—	$165,000	$902,041	—	$902,041		$902,041		$—

Mr. Pendley
Severance	$—	—	$—	$721,182	—	$721,182	(11)	$721,182	(11)	$—
Short-Term Cash Incentive(3)	$216,355	—	$216,355	$—	—	$—		$—		$—
SARs(4)	$188,264	—	$—	$188,264	—	$188,264		$188,264		$—
RSUs(5)	$370,317	—	$—	$370,317	—	$370,317		$370,317		$—
PSUs(6)	$—	—	$—	$—	—	$—		$—		$—
TOTAL	$774,935	—	$216,355	$1,279,763	—	$1,279,763		$1,279,763		$—

(1)
This amount is Mr. Ferguson’s base salary for a period of 24 months plus a pro-rated short-term cash incentive payment. Mr. Ferguson’s employment agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the employment agreement, but in any case a period of at least 24 months.

(2)	This amount is 2.99 times the base salary of Mr. Ferguson.
(3)	The short-term cash incentive payout is calculated as of February 29, 2016.
(4)	The value of the accelerated vesting of SARs are calculated based upon the closing price of the Company’s common stock on February 29, 2016 ($50.50).

(5)
The value of the accelerated vesting of RSUs, including any dividend equivalents accrued during the vesting period, are calculated based upon the closing price of the Company’s common stock on February 29, 2016 ($50.50).

(6)	No amounts are included for the 2015-2018 PSUs because the PSUs remain subject to three-year performance cycle metrics even after the event.
(7)	Term life insurance policy payable by the Company pursuant to Mr. Ferguson’s employment agreement.
(8)
This amount is Mr. Fehlman’s base salary for a period of 12 months plus a pro-rated short-term cash incentive payment. Mr. Fehlman’s employment agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the employment agreement, but in any case a period of at least 12 months.

(9)
This amount is two times Mr. Fehlman’s base salary plus the average amount of cash bonus actually paid to Mr. Fehlman with respect to the five (5) fiscal years of the Company immediately preceding the occurrence of the event.

(10)	Term life insurance policy in the face amount of one times annual base salary payable by the Company pursuant to Mr. Fehlman’s employment agreement.
(11)	This amount represents two times the base salary for each of Messrs. Bacius and Pendley and Ms. Mackey, respectively.

AUDIT COMMITTEE REPORT

During fiscal year 2016, AZZ’s audit committee was comprised of the following directors: Feehan (chairman), Berce, Pirnat and Purvis. The board of directors has determined that all members of the audit committee are independent as that term is defined in the NYSE’s listing standards and Section 10A(m)(3) of the Exchange Act, and that each member qualifies as an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002.

The audit committee has sole authority for the appointment and replacement of the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the audit committee. The audit committee reviews with the auditors the plan and scope of the annual audit. It reviews with management and the independent auditor the annual audited financial statements and recommends to the board of directors whether they should be included in AZZ’s annual report. It similarly reviews quarterly financial reports and all earnings press releases. The audit committee also has general oversight of AZZ’s accounting, financial reporting and internal audit function. Management is responsible for the preparation, presentation and integrity of AZZ’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO, an independent registered public accounting firm and our independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The audit committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and BDO. The audit committee serves an oversight role, providing advice, counsel and direction to management and BDO on the basis of information it receives, discussions with management and BDO, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee operates under a written charter, which was adopted by the board of directors. A copy of the full text of the charter is available on AZZ’s website at www.azz.com. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•
discussed with BDO the independence of BDO and the matters, if any, required to be discussed by PCAOB Auditing Standard No. 16 (Codification of Statements on Auditing Standards, AU § 380), as amended; and

•	received the letter and the written disclosures from BDO required by Rule 3520 of the PCAOB.

Based on the review and discussions referred to in the preceding paragraph, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AZZ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 29, 2016.

AUDIT COMMITTEE

Daniel R. Feehan, Chairman
Daniel E. Berce
Stephen E. Pirnat
Steven R. Purvis

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2017, subject to your ratification.

The board of directors is asking you to ratify the selection of BDO. Although our bylaws do not require this ratification, the board of directors believes that the selection of the independent registered public accounting firm is an important matter for shareholder consideration and that such a proposal provides shareholders with an important opportunity to provide direct feedback to the board of directors on an important issue of corporate governance. If our shareholders do not ratify the selection of BDO, we will consider that action as feedback to the audit committee and the board of directors to consider the selection of a different accounting firm. Even if you do ratify the selection of BDO, the audit committee may select a different independent registered public accounting firm, subject to ratification by the full board of directors, whenever it determines that such a change would be in the best interests of AZZ and its shareholders.

Representatives of BDO will be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BDO TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditor Fees

The following table presents fees incurred for professional services rendered by BDO, our independent auditors for our fiscal year ended February 29, 2016, and our fiscal year ended February 28, 2015. All services listed below were pre-approved by the audit committee.

	February 29, 2016	February 28, 2015
Audit Fees (1)	$543,555	$573,013
Audit-Related Fees (2)	$15,000	$82,959
Tax Fees (3)	$428,397	$597,954
All Other Fees	−	−

Total Fees	$986,952	$1,253,926
__________

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, and reviews of our quarterly reports on Form 10-Q.

(2)	Audit related fees relate to opening balance sheet procedures in connection with the Company’s acquisition of U.S. Galvanizing LLC.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.

Pre-approval of Non-Audit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit related services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees listed above were approved in accordance with this policy. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services where the fees for the engagement do not exceed $50,000 per project and $100,000 in the aggregate per project, provided that the chairman reports any decisions to the audit committee at its next scheduled meeting.

OTHER MATTERS

The board of directors have not received valid notice of any other matters that will be presented at the Annual Meeting other than those described in this Proxy Statement. If any other business is properly brought before the shareholders at the Annual Meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.

SHAREHOLDER PROPOSALS FOR FISCAL YEAR 2017 ANNUAL MEETING

To be included in the proxy statement relating to the fiscal year 2017 Annual Meeting of Shareholders, shareholders proposals must be received by our corporate secretary no later than 5:00 p.m. local time, January 24, 2017.

In order to bring a matter before the fiscal year 2017 Annual Meeting of Shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our bylaws. Our bylaws require that we receive notice of the matter no earlier than March 14, 2017, and no later than April 13, 2017. You may contact our secretary to find out what specific information regarding the matter must be included with the advance notice.

VOTING SECURITIES

Shareholders of record on May 9, 2016, will be entitled to vote at the meeting. As of May 9, 2016, there were 25,918,533 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter. Votes withheld, including broker non-votes, will not be counted as a vote either for or against the matter.

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that AZZ makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that AZZ specifically incorporates this information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

The financial statements and other information required by Item 13(a)(1)-(5) of Schedule 14A to be provided herein are incorporated by reference to AZZ’s Annual Report on Form 10-K.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

Our website is www.azz.com. We make available free of charge through the Investor Relations tab of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Conduct, and Board committee charters, are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at One Museum Place, 3100 W. 7th Street, Suite 500, Fort Worth, Texas 76107.

Map and Driving Directions to AZZ Inc.

Instructions from Dallas/Fort Worth International Airport

1.	Head toward South 22nd Ave. on West 32nd St. (183 ft)

2.	Make a U-Turn onto West 32nd St. (0.1 miles)

3.	Turn slightly right onto South Service Rd. (1.3 miles)

4.	Take left ramp onto International Pkwy South (TX-97-SPUR) toward TX-183/TX-360 (0.9 miles)

5.	Take ramp onto TX-183 West (Airport Fwy) toward Ft. Worth (10.7 miles)

6.	Continue on I-820 (0.7 miles)

7.	Keep left onto TX-121 South toward Downtown Ft. Worth (7.1 miles)

8.	Take the exit toward Downtown/Belknap St. onto East Belknap St. (1.7 miles)

9.	Turn slightly left onto Energy Way (0.1 miles)

10.	Turn slightly right onto Summit Ave. (301 ft)

11.	Turn right onto West 7th St. (1.2 miles)

12.	Arrive at West 7th St. (One Museum Place) Your destination is on the right.

Instructions from Downtown Fort Worth

1.	Head toward West 6th St. on Taylor St. (124 ft)

2.	Turn right onto West 6th St. (0.2 miles)

3.	Turn slightly right onto West 7th St. (1.6 miles)

4.	Arrive at West 7th St. (One Museum Place) Your destination is on the right.

2016 Annual Meeting of Shareholders
10:00 a.m. local time, July 12, 2016

AZZ Inc.
One Museum Place, 4th Floor
3100 West 7th Street
Fort Worth, TX 76107

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IMPORTANT ANNUAL MEETING INFORMATION

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Vote by Internet

- Go to **www.envisionreports.com/AZZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AZZ

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/AZZ** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents free of any charge, you must request one. Please make your request for a copy as instructed on the reverse side on or before July 1, 2016 to facilitate timely delivery.

C O Y

02CLKC

Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation program.
3. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP to serve as AZZ's independent registered public accounting firm for the fiscal year ending February 28, 2017.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/AZZ**. Click "Cast Your Vote" or "Request Materials." Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials AZZ Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You may also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 1, 2016.

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on July 12, 2016.

Vote by Internet

- Go to **www.envisionreports.com/AZZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by Telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Daniel E. Berce	☐	☐	02 - Dr. H. Kirk Downey	☐	☐	03 - Paul Eisman	☐	☐
04 - Daniel R. Feehan	☐	☐	05 - Thomas E. Ferguson	☐	☐	06 - Kevern R. Joyce	☐	☐
07 - Venita McCellon-Allen	☐	☐	08 - Stephen E. Pirnat	☐	☐	09 - Steven R. Purvis	☐	☐

B Other Business

The Board of Directors recommends a vote FOR the following proposals.

Proposal	For	Against	Abstain
2. Approval of advisory vote on AZZ's executive compensation program.	☐	☐	☐
3. Ratification of the appointment of BDO USA, LLP as AZZ's independent registered public accounting firm for the fiscal year ending February 28, 2017.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 2 7 9 1 8 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02CLIC

The Proxy Statement and Annual Report for the fiscal year ended February 29, 2016 are available at www.edocumentview.com/AZZ

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AZZ Inc.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 12, 2016

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints Thomas E. Ferguson and Paul W. Fehlman and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 12, 2016, at 10:00 a.m. local time in Fort Worth, Texas 76107, or at any adjournment thereof, all shares of AZZ Inc. which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation program.
3. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP to serve as AZZ's independent registered public accounting firm for the fiscal year ending February 28, 2017.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Nominee	For	Withhold
01 - Daniel E. Berce	☐	☐
02 - Dr. H. Kirk Downey	☐	☐
03 - Paul Eisman	☐	☐
04 - Daniel R. Feehan	☐	☐
05 - Thomas E. Ferguson	☐	☐
06 - Kevern R. Joyce	☐	☐
07 - Venita McCellon-Allen	☐	☐
08 - Stephen E. Pirnat	☐	☐
09 - Steven R. Purvis	☐	☐

B Other Business

The Board of Directors recommends a vote FOR the following proposals.

Proposal	For	Against	Abstain
2. Approval of advisory vote on AZZ's executive compensation program.	☐	☐	☐
3. Ratification of the appointment of BDO USA, LLP as AZZ's independent registered public accounting firm for the fiscal year ending February 28, 2017.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X 2 7 9 1 8 5 2

02CLJC

The Proxy Statement and Annual Report for the fiscal year ended February 29, 2016 are available at www.edocumentview.com/AZZ

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AZZ Inc.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 12, 2016

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints Thomas E. Ferguson and Paul W. Fehlman and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 12, 2016, at 10:00 a.m. local time in Fort Worth, Texas 76107, or at any adjournment thereof, all shares of AZZ Inc. which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card.

1. The Board of Directors recommends a vote FOR the election of the listed nominees for Directors.
2. The Board of Directors recommends a vote FOR the approval of AZZ's executive compensation program.
3. The Board of Directors recommends a vote FOR the ratification of BDO USA, LLP to serve as AZZ's independent registered public accounting firm for the fiscal year ending February 28, 2017.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.